                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              UNITED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies: N/A
                                                                         ---
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies: N/A
                                                                      ---
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                                                    ---
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: N/A
                                                          ---
--------------------------------------------------------------------------------

     (5) Total fee paid: N/A
                         ---
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: N/A
                                 ---
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.: N/A
                                                       ---
--------------------------------------------------------------------------------

     (3) Filing Party: N/A
                       ---
--------------------------------------------------------------------------------

     (4) Date Filed: N/A
                     ---
--------------------------------------------------------------------------------

                                    NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT




                                     ------
                                      2001
                                     ------




                          [UNITED BANCORP, INC. LOGO]

                       [UNITED BANCORP, INC. LETTERHEAD]



                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 17, 2001


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 17, 2001 at 4:30 p.m., local time, for the following purposes:

1. To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2004 Annual Meeting of Shareholders.

2. To elect one director constituting Class II of the Board of Directors, to serve for one years until the 2002 Annual Meeting of Shareholders.

3. To elect two directors constituting Class III of the Board of Directors, to serve for two years until the 2003 Annual Meeting of Shareholders.

4. To ratify the appointment of Crowe, Chizek & Company LLP as independent auditors.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 15, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2001. Since United Bank & Trust was a subsidiary of a one-bank holding company as of December 31, 2000, the accompanying financial statements of United Bancorp, Inc. satisfy the alternative disclosure requirements of the FDIC.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.



                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /S/ Dale L. Chadderdon
                                 -----------------------------------------------
March 2, 2001                    Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

                          [UNITED BANCORP, INC. LOGO]


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2001


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 2000 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 17, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 23, 2001.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 15, 2001 will be entitled to notice of and to vote at the Annual Meeting. On February 15, 2001, there were 1,911,603 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 30, 2001.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the

Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2001 Annual Meeting of Shareholders ("Class III Directors") are David N. Berlin, Joseph D. Butcko, Richard A. Gurdjian, Kathryn M. Mohr, Richard Niethammer and John J. Wanke.

As a result of formation of United Bank & Trust - Washtenaw ("UBTW") in 2001, the United Bancorp, Inc. Board has determined that it is necessary to modify the makeup of the Board to better represent the Boards of the affiliated Banks. Because of that, Directors Berlin, Gurdjian, Mohr and Niethammer will not seek re-election to the Board of United Bancorp, Inc., but will continue to serve on the Board of Directors of United Bank & Trust ("UBT"). In addition, Directors Bush, Farver, Hill, Knisel, Kuhman, Robertstad and Robideau will voluntarily resign their position on the Board of United Bancorp, Inc. effective with the 2001 Annual Meeting of Shareholders, and will continue to serve as Directors of UBT.

The Board of Directors has by resolution nominated four individuals for election as Class I Directors at the 2001 Annual Meeting of Shareholders. Three of those individuals are incumbent Class I Directors, and the fourth is a Director of UBTW. Those persons who are elected as Class I Directors at the 2001 Annual Meeting of Shareholders will hold office for three years or as noted below. Their terms will expire at the 2004 Annual Meeting of Shareholders or upon the election and qualification of their successors.

In addition, the Board of Directors has by resolution nominated one individual for election as Class II Director. This individual is a Director of UBTW. The person who is elected as Class II Director at the 2001 Annual Meeting of Shareholders will hold office for one year or as noted below. Their term will expire at the 2002 Annual Meeting of Shareholders or upon the election and qualification of their successor.

The Board of Directors has also by resolution nominated two individuals for election as Class III Director. These individuals are Directors of UBTW. Those persons who are elected as Class III Directors at the 2001 Annual Meeting of Shareholders will hold office for two years or as noted below. Their terms will expire at the 2003 Annual Meeting of Shareholders or upon the election and qualification of their successors.

If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the seven highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

As far as the Board is advised, only the seven persons named above as nominees will be nominated for election as Directors at the 2001 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.


                        PROPOSAL 2 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek & Company, LLP as independent auditors for the Company and its subsidiary for the year ending December 31, 2001. Crowe, Chizek & Company, LLP first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek & Company, LLP will be present at the Annual Meeting to respond to appropriate questions concerning their audit for 2000, and to make any comments that they deem appropriate.


                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS
The Company is not involved in any material legal proceedings. The Company's affiliated banks ("Banks") are involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the banks. Neither the Banks nor the Company are involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Banks, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Banks.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS
The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are shown below.

                                                                       Director
                  Name, Age, and Five Year Business Experience           Since

DIRECTOR NOMINEES - TERMS EXPIRING IN 2004 (CLASS I)
James C. Lawson, age 53; General Manager, Boley Fuels, Inc. (1999);      1986
private investor (1997-1999); President, Lenawee Fuels, Inc. (prior to
1997), Tecumseh, MI

D. J. Martin, age 61; President and Director, Martin's Home Center,      1985
Tecumseh, MI

David E. Maxwell, age 61; Executive Vice President and Chief Operating   1986
Officer; Director, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI

Chris L. McKenney, age 67; Senior Partner & President, Conlin,           2001
McKenney & Philbrick, PC, attorneys; Ann Arbor, MI

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2002 (CLASS II)
John H. Foss, age 58; Director, Vice President, Treasurer and Chief      1992
Financial Officer, Tecumseh Products Company, manufacturer of compressors and refrigeration components, engines, and power train components, Tecumseh, MI

David S. Hickman, age 60; Chairman (1998) and Chief Executive Officer    1985
of the Company and UBT, Tecumseh, MI; Director of UBTW

                                                                       Director
                  Name, Age, and Five Year Business Experience           Since

DIRECTOR NOMINEES - TERMS EXPIRING IN 2002 (CLASS II)
Patricia M. Garcia, age 46; President and Publisher, Ann Arbor           2001
Observer Company, newspaper; Ann Arbor, MI

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2003 (CLASS III)
Joseph D. Butcko, age 59; Co-owner, Saline Properties, Inc., Saline,     1997
MI; Chief Operating Officer, Crescive Die & Tool, Inc. (to 1999)

John J. Wanke, age 51; President (1998) of the Company; President and    1994
Chief Operating Officer of UBT; Director of UBT

DIRECTOR NOMINEES - TERMS EXPIRING IN 2003 (CLASS III)
Robert K. Chapman, age 57; President and Chief Executive Officer,        2001
Director; UBTW (2001); Vice Chairman of the Company (2001) ; Executive
Vice President and Chief Financial Officer, Wells Fargo Home Mortgage,
Des Moines, IA (1997-2000); Vice President, Wells Fargo &
Company/Norwest Corporation, Minneapolis, MN (1993 - 1996)

George H. Cress, age 64; President and C.E.O., Ann Arbor Area            2001
Community Foundation, Ann Arbor, MI (1997 - 2001); Retired Chairman and CEO, Ann Arbor Trust Co. and its successors, Ann Arbor, MI

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Incumbent Directors Hickman and Martin were initially elected as Directors of the Company following its organization on May 31, 1985.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.


                                                                    Executive
                  Name, Age, and Five Year Business Experience    Officer Since

David S. Hickman, age 60; Chairman (1998) and Chief Executive         1985
Officer of the Company and UBT

Robert K. Chapman, age 57; Vice Chairman (2001) of the Company;       2001
President and Chief Executive Officer (2001) of UBTW; Executive
Vice President and CFO (1997-2000) Wells Fargo Home Mortgage,;
Vice President (1993-1997) Wells Fargo & Company, Minneapolis, MN

John J. Wanke, age 51; President (1998) of the Company; President     1987
and Chief Operating Officer of UBT

Richard L. Boyce, age 39; Executive Vice President (2001) of the      1995
Company; Senior Vice President & Trust Officer of UBT

Dale L. Chadderdon, age 52; Senior Vice President, Secretary and      1987
Treasurer of the Company; Executive Vice President and Chief
Financial Officer of UBT; Chief Financial Officer and Secretary
(2001) of UBTW

                                                                    Executive
                  Name, Age, and Five Year Business Experience    Officer Since

Thomas C. Gannon, age 47; Vice President (2001) of the Company;       1998
Senior Vice President - Human Resources and Communication
(1998); Division Human Resources Manager, Magna, International,
Brighton MI (1996-1998)

John A. Odenweller, age 53; Vice President (2001) of the Company;     2001
Vice President - Operations, UBT

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
      INTERESTS - TRANSACTIONS WITH THE BANK
Directors and Executive Officers of the Company, and their related interests, were customers of and had transactions (including loans and commitments to lend) with UBT in the ordinary course of business during 2000. All such loans and commitments were made by UBT on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2000 to all Directors and Executive Officers of the Company, as a group, was $18,413,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Audit Committee Audit Committee Report, Charter, and Independence

The Board of Directors of the Company has appointed an Audit and Compliance Review Committee consisting of Richard A. Gurdjian, James G. Haeussler, Scott F. Hill, James C. Lawson, Jeffrey T. Robideau and John R. Robertstad. The Committee met six times during the year ended December 31, 2000. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

One of the functions of this Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Committees also review examination reports of the Federal and State regulatory agencies and recommend to the Company's Board of Directors the selection of independent auditors. The Committee makes periodic reports to the Board of Directors regarding these matters.

The Audit Committee reports that with respect to the audit of the Holding Company's financial statements for the year ended December 31, 2000, included in the Company's Annual Report to Shareholders:

- The Committee has reviewed and discussed the Company's 2000 audited financial statements with the Company's management.

- The Committee has discussed with its independent auditors, Crowe, Chizek and Company LLP, the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements.

- The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Holding Company and its related entities, and has discussed with the auditors the auditors' independence from the Company.

- Based on review and discussions of the Company's 2000 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2000 Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit B. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

The Company contracts for the services of Crowe Chizek and Company, LLP in matters other than the auditing of financial statements, and is compensated for those services. Below is a summary of the amounts paid to Crowe Chizek and Company, LLP for various services during 2000:



             Auditing, tax and related accounting services                                        $79,200
             Financial Information Systems                                                         44,200
             External marketing and promotional services                                          419,500
                                                                                           --------------
                  Total paid during 2000                                                         $542,900


Executive Committee

The Company itself has no standing nominating or compensation committees of the Board of Directors, but similar nominating and compensation functions are performed by the Executive Committee of the Boards of Directors of the Banks.

The Executive Committee of the Board of Directors of UBT met six times during 2000, and is composed of the following Directors of UBT: Joseph D. Butcko, John
H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, David E. Maxwell and John J. Wanke. The Executive Committee of the Board of Directors of UBTW did not meet during 2000, but is composed of the following Directors of UBTW: Robert
K. Chapman, George H. Cress, Patricia M. Garcia, Robert G. Macomber, Chris L. McKenney and David S. Hickman.

The Committees present a slate of nominees for approval of the Board of Directors and submission to the shareholders. Additionally, the Committees review and recommend to the Board of Directors of the Banks the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' Incentive Compensation Plans.

During the year ended December 31, 2000, the Board of Directors of the Company met a total of five times and the Board of Directors of UBT met a total of twelve times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member, with the exception of Directors David N. Berlin and Jeffrey
T. Robideau.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
During 2000, the Company paid direct compensation to Robert K. Chapman during the period leading up to formation of UBTW. The Company has not paid any other compensation, direct or indirect, to any other officer. Moreover, management has no present intention of instituting any such compensation. In the event that substantial duties unrelated to the operation of the Banks should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

The following table sets forth the total compensation awarded to, earned by, or paid by UBT during 2000, 1999, and 1998 to the Executive Officers who had total annual salary and bonus which exceeded $100,000:


                                                                      Annual Compensation             All Other
                 Name and Principal Position                      Year       Salary      Bonus       Compensation
                 ---------------------------                      ----       ------      -----       ------------
David S. Hickman, Chairman and C.E.O. of the                      2000       $190,000     $45,733       $29,350
Company and UBT                                                   1999        190,000      45,168        14,400
                                                                  1998        180,000      45,380        16,000

John J. Wanke, President of the Company and UBT                   2000       $145,000     $31,800       $21,950
                                                                  1999        130,000      31,146        13,321
                                                                  1998        124,500      31,515        14,037

Richard L. Boyce, Executive Vice President of the                 2000       $105,000     $25,274       $14,575
Company and UBT                                                   1999         88,000      21,214         9,104
                                                                  1998         85,000      20,435         9,579

Dale L. Chadderdon, Senior Vice President of the                  2000       $ 84,000     $20,219       $13,589
Company; Executive Vice President & CFO of UBT                    1999         84,000      20,225         8,821
                                                                  1998         81,000      21,087         9,115

Thomas C. Gannon, Vice President of the Company;                  2000        $91,000     $21,904       $13,021
Senior Vice President of UBT                                      1999         87,550      15,883         8,695

Executive and other officers and employees of the Banks receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors.

Bonuses for Executive Officers are accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. After the fourth year, the participants receive 30% of the accumulated fund balance annually. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually paid for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in whole or in part in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column. The amount listed above under "All other Compensation" includes contributions to the Banks' Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution". Also included are life insurance premiums paid on behalf of the officers in excess of $50,000.

Effective January 1, 2000, UBT adopted a supplemental employment retirement plan. The purpose of the plan is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person currently covered by this plan.

The Board of Directors of the Company strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. Accordingly, at the 2000 Annual Meeting of Shareholders, the Company adopted its 1999 Stock Option Plan, and options were first granted under the plan on May 10, 2000. The following tables set forth information concerning stock options granted to the named executive officers of the Company during 2000.



                                 TABLE OF OPTION GRANTS IN LAST FISCAL YEAR
                                 ------------------------------------------



                                 Options Granted in Fiscal Year      Exercise      Expiration         Grant Date
                                 ------------------------------
Name                           # of Shares (1)      % of Total       Price (1)        Date        Present Value (2)
----                           ----------------     -----------      ---------        ----        -----------------
David S. Hickman                       1,575           4.69%          $45.71        05/10/10            $10,506
Robert K. Chapman                      1,500           4.47%           50.00        11/08/10              9,459
John J. Wanke                          1,575           4.69%           45.71        05/10/10             10,506
Richard L. Boyce                       1,260           3.75%           45.71        05/10/10              8,405
Dale L. Chadderdon                     1,050           3.13%           45.71        05/10/10              7,004
Thomas C. Gannon                       1,050           3.13%           45.71        05/10/10              7,004
John A. Odenweller                     787.5           2.35%           45.71        05/10/10              5,253

                                       TABLE OF YEAR END OPTION VALUES
                                       -------------------------------

                                      Number of Shares Underlying              Value of Unexercised In-the-Money
                                    Unexercised Options at Year End                 Options at Year End (3)
                                    --------------------------------                -----------------------
Name                               Exercisable          Unexercisable          Exercisable          Unexercisable
----                               -----------          -------------          -----------          -------------
David S. Hickman                       -0-                   1,575                 -0-                   $6,750
Robert K. Chapman                      -0-                   1,500                 -0-                     -0-
John J. Wanke                          -0-                   1,575                 -0-                    6,750
Richard L. Boyce                       -0-                   1,260                 -0-                    5,400
Dale L. Chadderdon                     -0-                   1,050                 -0-                    4,500
Thomas C. Gannon                       -0-                   1,050                 -0-                    4,500
John A. Odenweller                     -0-                   787.5                 -0-                    3,375



(1) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued. The number of shares granted for each option is also adjusted to reflect stock dividends issued.

(2) Grant Date Present Value was calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 6.65%, volatility of .0792, expected life of 5 years, and dividend rate of 3.2%.

(3) The value shown is based on the market bid price of the Common Stock of the Company on December 31, 2000 of $50.00, net of the option exercise price (adjusted for stock dividends).

COMPENSATION OF DIRECTORS
Directors of the Company were paid an annual retainer of $600 with no additional fees for meetings attended. Directors of UBT were paid an annual retainer of $3,000, plus fees for meetings attended according to the schedule below. No Director who is also an employee of either the Company or the Banks received any compensation for their services as a Director of the Company or the Banks.



                  Meeting Attended                                         Chairman      All other
                  ----------------                                         --------      ---------
                     Board of Directors of the Banks                          N/A          $250
                     Executive Committee                                      N/A           180
                     Loan Committee                                           N/A           180
                     Trust Committee                                         $205           180
                     Audit Committee                                          205           180
                     CRA Committee                                            N/A           180


Directors who are not employees do not participate in any of the Banks' employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman, Mr. Wanke and Mr. Chapman are the only Directors that are paid a salary and are eligible for employee benefits. Directors have the option of deferring all or part of their annual retainers and Board meeting fees into the Director Retainer Stock Plan approved by Shareholders in 1996. In addition, Directors and other participants have the option of participating in the Company's Stock Incentive Plan.

EMPLOYMENT CONTRACTS
The Company utilizes annual employment contracts with each of the Executive Officers of the Company and the Banks. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Banks' designated CRA communities for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute.

REPRICING OF STOCK OPTIONS
No repricing of outstanding stock options occurred during 2000, other than those relating to stock dividend transactions which equally affect all holders of the Common Stock of the Company. As a result of the 5% stock dividend paid May 31, 2000, the per-share option price of outstanding stock options was adjusted to reflect the stock dividend paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Executive Committee of the Board of Directors of UBT has served as the Compensation Committee for the Company. The Committee reports that during 2000, Mr. Hickman and Mr. Wanke, who are Executive Officers of the Company, served as members of the Executive Committee. However, neither participated in decisions with respect to his own compensation. No other Executive Officer served as a member of the Executive Committee during 2000.

In addition, the Committee reports that, other than for relationships involving subsidiaries of the Company:

    1. No executive officer of the Company serves on the Compensation Committee of another entity, one of whose executive officers served on the compensation committee of the Company;

    2. No executive officer of the Company served as a Director of another entity, one of whose executive officers served on the compensation committee of the Company;

    3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Executive Committee of the Board of Directors of UBT served as the Board Compensation Committee of the Company during 2000, and is composed of Directors Butcko, Foss, Hickman, Lawson, Martin, Maxwell and Wanke. The Committee reviews and recommends to the Board of Directors of the Bank the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' Incentive Compensation Plans. The members of the above Committee offer the following explanation for the determination of the CEO's compensation for 2000:

The base salary for 2000 for Mr. Hickman remained the same as in 1999, primarily due to the Company experiencing three years of essentially flat earnings. The Executive Committee is pleased with Mr. Hickman's leadership, and the combined performance of the entire management group. The compensation objective is to provide salaries above the top quartile of the range for banks in the $200 to $500 million asset peer group, and to award bonuses that are determined by financial performance.


                             STOCK PERFORMANCE GRAPH

                          CUMULATIVE YEARLY PERCENTAGE
                            TOTAL SHAREHOLDER RETURN

                                  [LINE GRAPH]



                1995    1996    1997    1998    1999    2000

UBI             100.0   127.9   154.4   195.8   223.7   253.9
S & P 500       100.0   120.3   157.6   199.6   238.5   214.4
KBW   50        100.0   136.5   191.8   204.4   195.5   228.9


The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with December 31, 1995 as a base date.

KBW is an institutionally oriented securities broker/ dealer and a full service investment bank. KBW is located in Hartford, CT and New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 15, 2001, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to UBT, such securities are held in its Trust & Investment Group.

The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2000.


                                                                               Amount and Nature of       Percent
Name and Address of Beneficial Owner                                           Beneficial Ownership       of Class
------------------------------------                                           --------------------       --------
Lilley & Co., a nominee of United Bank & Trust as Trustee                           241,929   (1)          12.65%
P.O. Box 248
Tecumseh, MI  49286

Comerica Bank as Trustee                                                            168,659   (2)           8.82%
One Detroit Center
Detroit, MI  48275


     (1) UBT as Trustee has sole voting and sole investment powers with respect to 160,430 of the shares, and shared voting and shared investment powers with respect to the remaining 81,499 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

     (2) The Trust Department of Comerica Bank has sole voting powers with respect to 124,849 of the shares, and shared voting power with respect to the remaining 43,810 of these shares.


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors and Director Nominees of the Company and the Banks, and Executive Officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2000, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2000, according to information furnished to the Company by said persons.

Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Therefore, shares representing amounts deferred in these plans are not included in the totals below.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.



                                                                        Amount and Nature of                 % of
                                                                        Beneficial Ownership      Total      total
                Name and Address of Beneficial Owner                    Shared         Sole       Shares      (2)

DIRECTORS
David N. Berlin, 103 W. Main, Hudson, MI  49247                                           400          400     *
L. Donald Bush, 9432 Welch Road, Tecumseh, MI  49286                      894                          894     *
Joseph D. Butcko, P.O. Box 96, Saline, MI 48176                                         3,139        3,139     *
Robert K. Chapman, 1321 Stark Strasse, Ann Arbor, MI 48105                              1,000        1,000     *
George H. Cress, 3789 Barton Farms Drive, Ann Arbor, MI  48105                          1,870        1,870     *
Patrick D. Farver, 3850 Wyndstone Way, Adrian, MI  49221                  424  (1)                     424     *
John H. Foss, 100 E. Patterson, Tecumseh, MI  49286                                       933          933     *
Patricia M. Garcia, 3335 Bent Trail Drive, Ann Arbor, MI  48108                           200          200     *
Richard A. Gurdjian, 960 Richlyn Drive, Adrian, MI  49221                               2,374        2,374     *
James G. Haeussler, 229 S. Williams St., Saline, MI  48176                570           1,350        1,920     *
David S. Hickman, P.O. Box 248, Tecumseh, MI  49286                                    34,526       34,526     1.81%
Scott F. Hill, 10345 Newburg Rd. Tecumseh, MI  49286                    1,214  (1)        105        1,319     *
Ann Hinsdale Knisel, 4404 Livesay Rd., Sand Creek, MI  49279                              235          235     *
Jeffrey A. Kuhman, 8905 Hawthorne, Tecumseh, MI  49286                                 16,031       16,031     *
James C. Lawson, 513 N. Occidental, Tecumseh, MI  49286                18,841  (1)      6,227       25,068     1.31%
Robert G. Macomber, 359 Crestway Drive, Saline, MI  48176               1,527                        1,527     *
D.J. Martin, 145 W. Chicago Blvd., Tecumseh, MI  49286                                 45,823       45,823     2.40%
David E. Maxwell, P.O. Box 749, Adrian, MI  49221                       2,918  (1)     21,813       24,731     1.29%
Chris L. McKenney, 213 Tuomy, Ann Arbor, MI  48104                                      1,860        1,860     *
Kathryn M. Mohr, 7796 Britton Highway, Britton, MI  49229                 661                          661     *
Richard R. Niethammer, 9367 Sunset Lake Dr., Saline, MI  48176                            941          941     *
John R. Robertstad, 682 Stoneridge Drive, Adrian, MI  49221               216           3,617        3,833     *
Jeffrey T. Robideau, 707 S. Evans St., Tecumseh, MI  49286                380          21,158       21,538     1.13%
Paul G. Saginaw, 1205 Olivia Street, Ann Arbor, MI  48104                                              -0-     *
Edward A. Shaffran, 3376 Golfside Drive, Ypsilanti, MI  48197                                          -0-     *
Edward D. Surovell, 1000 Forest Road, Ann Arbor, MI  48105                              2,259        2,259     *
John J. Wanke, P.O. Box 248, Tecumseh, MI  49286                          170           1,527        1,694     *

DIRECTORS EMERITUS (UNITED BANK & TRUST)
M. H. Downing, 406 Burt Street, Tecumseh MI  49286                      5,744 (1)      10,785       16,529     *
William G. Thompson, 331 W. Main, Hudson, MI  49247                                     1,598        1,598     *

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Richard L. Boyce, P.O. Box 248, Tecumseh, MI  49286                       112             416          528     *
Dale L. Chadderdon, P.O. Box 248, Tecumseh, MI  49286                   4.501           2,099        6,600     *
Thomas C. Gannon, P.O. Box 248, Tecumseh, MI  49286                                        74           74     *
John A. Odenweller, P.O. Box 248, Tecumseh, MI  49286                     701             350        1,051     *
All Directors and Executive Officers as a Group (33 persons)                                       221,580    11.59%

(1)  Shared voting and investment power and no direct ownership interest

(2) The symbol "*" shown in this column indicates ownership of less than 1% of the Common Stock of the Company, which is the Company's only class of voting securities.

DISCLOSURE OF DELINQUENT FILERS
As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, no persons who were so required, failed to file reports on a timely basis.


                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.



                                By Order of the Board of Directors


                                /S/ Dale L. Chadderdon
                                -----------------------------------------------
March 2, 2001                   Dale L. Chadderdon
                                Senior Vice President, Secretary and Treasurer

                                   APPENDIX A


                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                                                   A-1
---------------------------------------------------------------------------------------------------------------

Management's Discussion and Analysis

  Results of Operations                                                                                A-2
 --------------------------------------------------------------------------------------------------------------
  Financial Condition                                                                                  A-6
 --------------------------------------------------------------------------------------------------------------
  Liquidity, Funds Management and Market Risk                                                          A-10
 --------------------------------------------------------------------------------------------------------------
  Capital Resources                                                                                    A-13
 --------------------------------------------------------------------------------------------------------------
  Prospective Accounting and Regulatory Changes                                                        A-14
 --------------------------------------------------------------------------------------------------------------
  Forward-Looking Statements                                                                           A-14
 --------------------------------------------------------------------------------------------------------------

Statement of Management Responsibility                                                                 A-15
---------------------------------------------------------------------------------------------------------------

Report of Independent Auditors                                                                         A-16
---------------------------------------------------------------------------------------------------------------

Consolidated Financial Statements

  Consolidated Balance Sheets                                                                          A-17
 --------------------------------------------------------------------------------------------------------------
  Consolidated Statements of Income                                                                    A-18
 --------------------------------------------------------------------------------------------------------------
  Consolidated Statements of Cash Flows                                                                A-19
 --------------------------------------------------------------------------------------------------------------
  Consolidated Statements of Changes in Shareholders' Equity                                           A-20
 --------------------------------------------------------------------------------------------------------------
  Notes to Consolidated Financial Statements                                                           A-21
 --------------------------------------------------------------------------------------------------------------

NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company, with United Bank & Trust as its only wholly-owned subsidiary. The Bank is locally owned and managed, and offers a full range of financial services through a system of fifteen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.



                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary, United Bank & Trust (the "Bank").

RESULTS OF OPERATIONS

Consolidated net income for 2000 was up 10.0% from the earnings achieved in 1999, reversing a trend of relatively flat earnings. Investment in people and facilities in recent years is beginning to show results, and increased noninterest income and reduced provision for loan losses contributed to strong earnings. In addition, the Bank sold its credit card portfolio during 2000, resulting in an after-tax gain of approximately $200,000.

Earnings for the year 2000 were relatively steady for each quarter through the year, although the second quarter was particularly strong due to the sale of the Bank's credit card portfolio. The chart below shows the trends in earnings for the four quarters of 2000.

        ----------------------------------------------------------------------------------------------------------------
         in thousands of dollars, where appropriate                           4th Qtr    3rd Qtr    2nd Qtr     1st Qtr
        ----------------------------------------------------------------------------------------------------------------
         Net interest income before provision                                 $ 4,480    $ 4,385    $ 4,437     $ 4,347
         Provision for loan losses                                                181        240        354         354
         Noninterest income                                                     1,856      1,772      2,095       1,673
         Noninterest expense                                                    4,133      4,002      3,978       3,983
         Federal income tax provision                                             576        538        632         448
         Net income                                                           $ 1,446    $ 1,377    $ 1,568     $ 1,235
         Return on average assets (a)                                           1.26%      1.25%      1.45%       1.15%
         Return on average shareholders' equity (a)                            12.92%     12.93%     15.09%      12.00%
        ================================================================================================================
           (a)  Annualized

As is apparent from the chart above, each category of the income statement provided steady contribution to earnings growth. In addition, control of noninterest expense in spite of continued expansion, as well as steadily improving noninterest income, resulted in sustained levels of performance.

During the fourth quarter of 2000, the Company applied for permission to establish a de novo bank. As a result, some expenses relating to the application process, as well as some startup costs, increased noninterest expenses during the quarter. On the other hand, gain on the sale of the Bank's credit card portfolio in the second quarter of 2000 offset these additional costs, and return on average assets and average equity for 2000 increased slightly over 1999, although remaining below the levels achieved in 1998. At the same time, book value per share and cash dividends per share continue to provide improving returns to shareholders. The chart below shows trends in these and other ratios. All figures are adjusted to reflect stock dividends.

        --------------------------------------------------------------------------------------------------------------------
                                                                                                                 5 Year
         Performance Ratios                                                    2000       1999       1998       Average
        --------------------------------------------------------------------------------------------------------------------
         Return on average assets                                               1.27%      1.26%      1.33%       1.34%
         Return on average shareholders' equity                                13.14%     12.79%     13.68%      14.00%
         Average equity to average total assets                                  9.7%       9.9%       9.7%
         Dividend payout ratio                                                  44.3%      44.3%      40.2%
         Book value per share                                                 $ 23.57    $ 21.45    $ 20.32
         Cash dividends per share                                               1.306      1.188      1.077
        ====================================================================================================================

Book value per share is based on shares outstanding at December 31, of 1,911,603 for 2000, 1,819,193 for 1999, and 1,817,004 for 1998 as adjusted for stock dividends. Dividends per share is based on average adjusted shares outstanding of 1,909,675 for 2000, 1,907,808 for 1999 and 1,905,629 for 1998, as adjusted for stock dividends.



                                    Page A-2

Net Interest Income

United Bancorp, Inc. derives the greatest portion of its income from net interest income. Successful attempts to influence deposit mix, as well as the benefit of continued growth, resulted in margin ratios that have steadily improved during recent years. However, rising interest rates and a dramatic shift in yield curves resulted in a decrease in net interest margin for 2000. The table below provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have impacted the margin.

                                             YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES
                                           -----------------------------------------------------------------------------------------
 Dollars in Thousands                                    2000                          1999                          1998
                                           -----------------------------------------------------------------------------------------
                                            Average              Yield/    Average             Yield/    Average              Yield/
 ASSETS                                     Balance    Interest   Rate     Balance   Interest   Rate     Balance    Interest   Rate
                                           -----------------------------------------------------------------------------------------
 Interest earning assets (a)
 ---------------------------
Federal funds sold                         $   2,778  $     170   6.13%   $   1,765  $     85   4.82%   $   9,635   $    509   5.29%
Taxable securities                            45,491      2,824   6.21%      51,713     3,171   6.13%      49,574      3,166   6.39%
Tax exempt securities (b)                     31,121      2,311   7.43%      33,718     2,548   7.56%      35,283      2,734   7.75%
Taxable loans                                325,723     28,835   8.85%     283,080    24,304   8.59%     260,955     23,356   8.95%
Tax exempt loans (b)                           2,143        162   7.56%       1,738       132   7.62%       1,429        111   7.73%
                                           ---------  ---------           ---------  --------           ---------   --------
Total interest earning
    assets (b)                               407,256  $  34,303   8.42%     372,014  $ 30,241   8.13%     356,876   $ 29,876   8.37%
Cash and due from banks                       16,615                         15,091                        11,847
Premises and
    equipment, net                            13,156                         12,700                        11,078
Intangible assets                              4,101                          3,804                         2,365
Other assets                                   5,720                          4,686                         4,127
Unrealized gain (loss) on
    securities available for sale               (756)                           (89)                          487
Allowance for loan losses                     (3,766)                        (3,042)                       (2,613)
                                           ---------                      ---------                     ---------
Total Assets                               $ 442,326                      $ 405,164                     $ 384,167
                                           =========                      =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities
----------------------------
NOW accounts                               $  59,014  $   1,463   2.48%   $  55,200  $  1,060   1.92%   $  43,942   $    726   1.65%
Savings deposits                              66,009      1,562   2.37%      73,467     1,651   2.25%      72,632      1,994   2.75%
CDs $100,000 and over                         38,474      2,302   5.98%      30,714     1,594   5.19%      34,641      1,976   5.70%
Other int. bearing deposits                  161,879      9,134   5.64%     146,391     7,165   4.89%     143,527      7,646   5.33%
                                           ---------  ---------           ---------  --------           ---------   --------
Total int. bearing deposits                  325,376     14,461   4.44%     305,772    11,471   3.75%     294,742     12,342   4.19%
Short term borrowings                         10,491        723   6.89%       3,304       178   5.39%         715         37   5.15%
Other borrowings                              11,253        716   6.36%       9,855       605   6.14%      10,680        652   6.11%
                                           ---------  ---------           ---------  --------           ---------   --------
Total int. bearing liab                      347,120  $  15,900   4.58%     318,931  $ 12,254   3.84%     306,137   $ 13,032   4.26%
Nonint. bearing deposits                      49,297                         43,603                        37,707
Other liabilities                              3,083                          2,623                         3,016
Shareholders' equity                          42,826                         40,007                        37,307
                                           ---------                      ---------                     ---------
Total Liabilities and
    Shareholders' Equity                   $ 442,326                      $ 405,164                     $ 384,167
                                           =========                      =========                     =========
Net interest income (b)                               $  18,403                      $ 17,987                       $ 16,844
Net spread                                                        3.84%                         4.29%                          4.11%
Net yield on interest earning assets (b)                          4.52%                         4.83%                          4.72%
Ratio of interest earning assets to
    interest bearing liabilities                                  1.17                          1.17                           1.17


(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.

Net interest income was up 2.9% in 2000 over 1999. During 2000, both the yields on earning assets and the Company's cost of funds increased, resulting in a tightening of spread and a decline in the Company's net interest margin.

As noted from the data in the tables below, the increase in net interest income during 2000 was evenly split between the effects of volume and rate changes. This is a change from the prior two years, when



                                    Page A-3
substantially all of the improvement in net interest income came as a result of changes in volume.

The tables below demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

------------------------------------------------------------------------------------------------------------------------------------
                                                      2000 compared to 1999                           1999 compared to 1998
                                                   Increase (decrease) due to:                     Increase (decrease) due to:
                                                   ---------------------------                     ---------------------------
 In thousands of dollars                         Volume        Rate           Net                Volume         Rate         Net
                                                 ------        ----           ---                ------         ----          ---
------------------------------------------------------------------------------------------------------------------------------------
 Interest earned on:
    Federal funds sold                          $    58       $    27       $    85             $  (383)      $   (41)      $  (424)
    Taxable securities                             (386)           39          (347)                134          (129)            5
    Tax exempt securities                          (193)          (43)         (236)               (119)          (67)         (186)
    Taxable loans                                 3,756           775         4,531               1,926          (978)          948
    Tax exempt loans                                 31            (1)           30                  24            (2)           22
------------------------------------------------------------------------------------------------------------------------------------
        Total interest income                   $ 3,266       $   797       $ 4,063             $ 1,582       $(1,217)      $   365

Interest expense on:
    NOW accounts                                $    77       $   326       $   403             $   205       $   129       $   334
    Savings deposits                               (173)           84           (89)                 23          (366)         (343)
    Interest bearing CDs $100,000+                  441           267           708                (213)         (169)         (382)
    Other interest bearing deposits                 805         1,164         1,969                 150          (631)         (481)
    Short term borrowings                           483            62           545                 139             2           141
    Other borrowings                                 88            23           111                 (51)            4           (47)
------------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                  $ 1,721       $ 1,926       $ 3,647             $   253       $(1,031)      $  (778)
------------------------------------------------------------------------------------------------------------------------------------

Net change in net interest income               $ 1,545       $(1,129)      $   416             $ 1,329       $  (186)      $ 1,143
====================================================================================================================================

Provision for Loan Losses

During 2000 and 1999, the Bank enjoyed low levels of charge-offs within all of its loan portfolios. At the same time, the mix of the portfolio continued to shift, with more loans in the business loan categories. The net impact was an increase in the allowance for loan losses, while the provision was down
10.4% in 2000 from 1999 levels. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continued to evaluate its allocation methodology to assure that the Bank is adequately protected against these losses.

The Bank has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Bank to maintain its high level of quality in the loan portfolio. These factors combine with the Bank's high level of residential real estate loans to support an allowance as a percent of total loans at a level that is somewhat below average for a commercial bank.

Noninterest Income

Total noninterest income increased 20.4% in 2000 over 1999, compared to an increase of 13.7% in 1999 over 1998. A number of items contributed to this continued improvement. Deposit service charges provide a significant portion of the Bank's noninterest income. No significant changes were made in the Bank's service charge structure during 2000. However, the result of initiatives undertaken in prior years to alter deposit structure and meet client needs continued to manifest themselves in the growth of this fee area. Deposit service charges increased 12.1% in 2000 over 1999, compared to an increase of 24.0% in 1999 over 1998.

Also contributing to the overall profitability of the Company is the Trust & Investment Group of the Bank, as gross income generated from trust fees continues to provide the largest category of fee income. Total Trust & Investment Group fee income increased 30.0% from 1999 to 2000, compared to increases of 34.1% in 1999



                                    Page A-4
and 23.4% in 1998. This revenue growth is a direct result of growth of assets managed by the Department due to new business, and in spite of less than favorable market trends during 2000. At December 31, 2000, assets managed by the Department were $469.8 million, up from $438.3 million at the end of 1999. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed, but are expected to continue to increase in future periods.

Income from the sales and servicing of loans continued to decline as a significant contributor to noninterest income. Fee income in this category was down 18.8% in 2000, compared to a decline of 48.9% in 1999. Although the Bank continues to originate a substantial volume of residential mortgage loans, a significant portion of these loans consist of adjustable rate residential mortgages, resulting in a decreased proportion of those loans originated by the Bank being sold in the secondary market. This results in a decrease in fee income in this category and an increase in interest income.

The Bank generally sells its production of fixed rate long term mortgages in the secondary market, and retains adjustable rate mortgages for its portfolio. The Bank maintains a portfolio of sold loans, and currently services $128.3 million of sold loans, compared to $124.2 million at the end of 1999 and $121.4 million at the end of 1998. These loans will continue to generate ongoing fee income for the life of the loans. The Bank does not choose to compete for mortgage business on the basis of price alone, instead preferring to offer outstanding service and to develop the entire financial relationship of the client. As a result, those shopping for the lowest rate are less likely to select United as their mortgage loan provider than those who seek a solid financial relationship and excellent service.

Income from the sale of nondeposit investment products is generated in the Bank's insurance subsidiary, and is derived from two primary sources. Income from the sale of nondeposit investment products provides the largest proportion of income, and experienced significant growth in 1999 and 1998 as a result of increased sales volume. However, volume declined during 2000 in this category due to a shortage of sales staff for this product area early in the year. The other principal source of income for the Insurance Subsidiary is commissions from the sale of credit, life and title insurance policies. Continued contribution on the part of the Bank's insurance agency is anticipated. However, income in this category was virtually flat from 1999 to 2000, following an increase of 48.5% in 1999 over 1998.

Other noninterest income during the year consisted of income from various fee-based banking services, including ATM and debit card interchange, sale of official checks, wire transfer fees, safe deposit box income and various other fees. In addition, during the second quarter of 2000, the Bank sold its portfolio of credit card loans, contributing pre-tax gains of $308,000 in this category of noninterest income. Total other income increased 68.5% in 2000 over 1999, compared to an increase of 23.6% in 1999 over 1998.

Total noninterest income increased 20.4% in 2000 over 1999, in spite of the decline in income from loan sales and servicing. Management anticipates that noninterest income will continue to be emphasized in the future as a significant source of income to augment net interest income.

Noninterest Expense

Total noninterest expenses grew at an overall rate of 6.6% in 2000, compared to an increase of 14.3% in 1999. Prior increases reflect the Bank's continued expansion and growth during 1999 and 1998, while these investments in personnel and facilities slowed during 2000. During 1999, the Bank completed construction of a new banking office in Saline, Michigan, and purchased a banking office in Manchester from Great Lakes Bank. The expenses of the Company reflect both the facilities and staffing costs of these initiatives. During 2000, the Bank began construction of a new banking office in Dexter, Michigan. While out-of-pocket costs for this initiative were not significant during 2000, the office will be completed in 2001, and will add expense to the bottom line until it is able to generate the volume necessary to be profitable.



                                    Page A-5

In addition, fourth quarter expenses included approximately $140,000 in startup costs of the de novo bank in Ann Arbor that will open in 2001. These expenses will continue to impact Company earnings until the new bank reaches profitable levels.

Personnel expense continues to be the largest single area of expense, although the rate of growth slowed to 5.0% in 2000, compared to increases of 17.7% in 1999 and 26.1% in 1998. Total full-time equivalent staffing was 181.5 at the end of 2000, compared to 187.0 at the end of 1999. This decline was a direct result of efforts to reduce staffing costs in areas where volumes have declined, such as the secondary mortgage processing areas.

On the other hand, occupancy and equipment expense increased 15.5% during 2000, compared to an increase of 1.1% in 1999. This increase reflects in part the cost of operating the permanent Saline office completed during 1999 and the purchase of the Manchester office in 1999. In addition, the Company continues to invest in technology in order to provide the financial products and services that our clients expect. Investments in 2000 included improvements in the Bank's network infrastructure, as well as expansion of electronic delivery of banking products.

The growth in other expenses slowed during 2000 compared to the increases experienced in prior years. These increases reflect the continued cost of expansion and operation of fifteen banking offices and an insurance subsidiary. Startup expenses of the de novo bank are generally included in this category of expense.

Federal Income Tax

The Company's effective federal tax rate increased slightly in 2000. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Bank intends to continue to invest in these assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

The following chart shows the effective federal tax rates of the Company for the past three years.

        ----------------------------------------------------------------------------------------------------------------
         Effective Tax Rates, in thousands of dollars where appropriate                    2000       1999        1998
        ----------------------------------------------------------------------------------------------------------------
         Income before tax                                                               $ 7,820    $ 6,934     $ 6,905
         Federal income tax                                                              $ 2,194    $ 1,819     $ 1,803
         Effective federal tax rate                                                        28.1%      26.2%       26.1%
        ================================================================================================================

FINANCIAL CONDITION

Securities

Strong growth in the average loan portfolio, coupled with less-robust growth of average deposits, resulted in a decrease in all categories of the Company's total securities portfolio during 2000. The changes in the various categories of the portfolio are shown in the chart below.

        ----------------------------------------------------------------------------------------------------------------
         Change in Categories of Securities Portfolio, in thousands of dollars                       2000        1999
        ----------------------------------------------------------------------------------------------------------------
         U.S. Treasury and agency securities                                                       $ (2,737)  $  (6,623)
         Mortgage backed agency securities                                                           (3,530)     (5,437)
         Tax exempt obligations of states and political subdivisions                                 (3,031)      2,543
         Corporate, taxable municipal and asset backed securities                                        54      (3,947)
        ----------------------------------------------------------------------------------------------------------------
           Change in total securities                                                              $ (9,244)  $ (13,464)
        ================================================================================================================

The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Bank, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions. The following chart shows the percentage mix of the securities portfolio.

                                    Page A-6

        ----------------------------------------------------------------------------------------------------------------
         Percentage Makeup of Securities Portfolio at December 31,                                    2000        1999
        ----------------------------------------------------------------------------------------------------------------
         U.S. Treasury and agency securities                                                          24.1%       24.7%
         Mortgage backed agency securities                                                            16.9%       19.3%
         Obligations of states and political subdivisions                                             47.9%       46.2%
         Corporate, asset backed and other securities                                                 11.1%        9.8%
        ----------------------------------------------------------------------------------------------------------------
           Total securities                                                                          100.0%      100.0%
        ================================================================================================================

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 20% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Bank's portfolio contains no "high risk" mortgage securities or structured notes.

As of October 1, 1999, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As permitted in SFAS No. 133, the Company transferred securities with an amortized cost of $34,176,000 and a fair value of $34,413,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during 2000 or the fourth quarter of 1999. The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2000 and 1999, in thousands of dollars.

         --------------------------------------------------------------------------------------------------------------
          Unrealized Gains and Losses in the Investment Portfolio                          2000       1999      Change
         --------------------------------------------------------------------------------------------------------------
          U.S. Treasury and agency securities                                             $  (1)    $ (301)    $   300
          Mortgage backed agency securities                                                 (11)      (244)        233
          Obligations of states and political subdivisions                                  455       (104)        559
          Corporate, asset backed and other securities                                      (17)      (107)         90
         --------------------------------------------------------------------------------------------------------------
          Total Investment Securities                                                     $ 426     $ (756)    $ 1,182
         ==============================================================================================================

The improvement in market value of the portfolio in relationship to its book value resulted from decreased market rates during 2000 compared to 1999. Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is now classified as available for sale.

Loans

The chart below shows the percentage change in each category of the loan portfolio for 2000 and 1999.

       ----------------------------------------------------------------------------------------------------------------
        Percentage Change in Categories of Loan Portfolio                                             2000        1999
       ----------------------------------------------------------------------------------------------------------------
        Personal                                                                                      0.2%        0.4%
        Business                                                                                     15.3%       21.0%
        Tax exempt                                                                                   18.7%       23.8%
        Residential mortgage                                                                         11.9%        8.8%
        Construction                                                                                  2.5%       48.1%
        Total loans                                                                                   9.8%       14.1%
       ================================================================================================================

Loan growth of 9.8% was somewhat behind the 14.1% pace achieved in 1999, but is considerably ahead of the 1.9% growth achieved in 1998. However, the 1998 growth figure is somewhat misleading. The volume of mortgage loans generated during 1998 reached record levels. During this period, as a result of record low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Bank sells most of its fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during 1998.

During 2000 and 1999, this volume subsided, and increases in loan volume were instead experienced primarily in the business lending portfolio. At the same time, the personal loan portfolio remaines virtually unchanged. In June of 2000, the Bank sold its credit card portfolio, with balances totaling $3.1 million. The growth in tax exempt loans reflects continued involvement in funding local community expansion at local municipalities and school



                                    Page A-7
districts, reduced by normal amortizations of loan balances.

The Bank continues to be a significant provider of residential mortgage loans in its markets. During 2000, United Mortgage Company was formed as a wholly-owned subsidiary of the Bank, in order to provide more alternatives for delivery of mortgage products. As a full service lender, the Bank offers a variety of home mortgage loan products in its market. Entry into the Saline and Manchester markets have provided continued opportunities for future continued growth in all loan portfolios, and entry into the Ann Arbor market during 2001 is also anticipated to generate substantial loan volume.

Construction loan activity continued to be strong during 2000, but December 31 balances were down somewhat from 1999. This activity reflects continued growth of the commercial mortgage and residential housing activity in the Bank's market area. Residential construction loans will convert to residential mortgages to be retained in the Bank's portfolio or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Credit Quality

The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of nonperforming loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient. The chart below shows the amount of nonperforming assets by category for each of the past five years.

       ----------------------------------------------------------------------------------------------------------------
        Nonperforming Assets, in thousands of dollars               2000       1999       1998       1997        1996
       ----------------------------------------------------------------------------------------------------------------
        Nonaccrual loans                                          $   889    $ 1,305    $   821    $    71     $   450
        Accruing loans past due 90 days or more                       408        174        194        910         663
        Troubled debt restructurings                                  132        134        136        138           -
       ----------------------------------------------------------------------------------------------------------------
          Total nonperforming loans                                 1,429      1,613      1,151      1,119       1,113
        Other real estate                                             544        347        335        473         335
       ----------------------------------------------------------------------------------------------------------------
          Total nonperforming assets                              $ 1,973    $ 1,960    $ 1,486    $ 1,592     $ 1,448
       ================================================================================================================
        Percent of nonperforming loans to total loans               0.42%      0.52%      0.43%      0.42%       0.46%
       ================================================================================================================
        Percent of nonperforming assets to total assets             0.42%      0.46%      0.38%      0.43%       0.41%
       ================================================================================================================

The percentage of nonperforming loans to total loans and nonperforming assets to total assets declined from 1999. The amount listed in the table above as other real estate reflects a small number of commercial properties that were acquired in lieu of foreclosure. Various properties have been leased to a third party with an option to purchase or are listed for sale, and no significant losses are anticipated.

The dollars outstanding in loans delinquent ninety days or more increased over the low levels achieved in 1999, while nonaccrual loans decreased. The net effect is a decline in nonperforming loans from 1999 to 2000. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. An increase in personal bankruptcies during 2000 and 1999 has contributed to these totals, and some loss is anticipated on these loans. However, collection efforts continue where possible, and should result in some recovery in future periods.

In general, banks have experienced higher delinquencies in recent years, as personal borrowings reached all-time high levels. The Bank has noted an increase in delinquency as consumers near their debt limits. However, the Bank's delinquency ratios remain well below that of most other banks of similar size. Sale of the Bank's credit card portfolio during 2000 has reduced exposure in an area generally considered to possess greater credit risk.



                                    Page A-8

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

       ----------------------------------------------------------------------------------------------------------------
        Percentage Makeup of Loan Portfolio at December 31,                                          2000        1999
       ----------------------------------------------------------------------------------------------------------------
        Personal                                                                                     17.5%       19.2%
        Business                                                                                     34.0%       32.4%
        Tax exempt                                                                                    0.6%        0.6%
        Residential mortgage                                                                         37.7%       37.0%
        Construction                                                                                 10.2%       10.9%
       ----------------------------------------------------------------------------------------------------------------
          Total loans                                                                               100.0%      100.0%
       ================================================================================================================

The largest single category above is also generally the one with the least risk. Loans to finance residential mortgages, including construction loans, make up 47.9% of the portfolio at year end 2000 and 1999, and are well-secured and have had historically low levels of net losses. Personal and business loans make up the balance of the portfolio.

Personal loan balances were flat during 2000 and 1999, following the sale of the Bank's credit card portfolio in 2000. This portfolio consists of direct and indirect installment, home equity, credit card and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Bank uses an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans contain no significant concentrations other than geographic concentrations within Lenawee, Monroe or Washtenaw Counties. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits

Deposit growth continued during 2000, and was particularly strong during the fourth quarter of the year. This growth is assisted by the acquisition and growth of the new Manchester office and the addition of a larger banking office in Saline, both in 1999. Products such as Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth. In addition, instability in equity markets seems to have contributed to some return to the certificate of deposit market by some clients.

The Bank's balances in certificates of deposit grew 28.2% during 2000, compared to growth of 9.2% during 1999. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

As in the past, the majority of the Bank's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2000 and 1999.

       ----------------------------------------------------------------------------------------------------------------
        Percentage Change in Deposits by Category                                                     2000        1999
       ----------------------------------------------------------------------------------------------------------------
        Noninterest bearing deposits                                                                 12.2%       10.3%
        Interest bearing certificates of $100,000 or more                                            43.1%        4.3%
        Other interest bearing deposits                                                               9.7%        6.8%
        Total deposits                                                                               13.1%        7.0%
       ================================================================================================================

                                    Page A-9

In financial institutions, the presence of interest bearing certificates of $100,000 or more often indicates a reliance upon purchased funds. However, in the Bank's deposit portfolio, these balances represent core deposits of local clients. The Bank does not support its growth through purchased or brokered deposits. The Bank's deposit rates are consistently competitive with other banks in its market area, including those new markets that the Bank entered in recent periods. The chart below shows the percentage makeup of the deposit portfolio in 2000 and 1999.

       ----------------------------------------------------------------------------------------------------------------
        Percentage Breakdown of Deposit Portfolio as of December 31,                                 2000        1999
       ----------------------------------------------------------------------------------------------------------------
        Noninterest bearing deposits                                                                 12.9%       13.0%
        Interest bearing certificates of $100,000 or more                                            11.4%        9.0%
        Other interest bearing deposits                                                              75.7%       78.0%
       ----------------------------------------------------------------------------------------------------------------
          Total deposits                                                                            100.0%      100.0%
       ================================================================================================================

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of fifteen banking offices is maintained at its lowest practical levels. During the fourth quarter of 1999, cash levels were purposely inflated, in anticipation of potentially strong consumer demand for cash at the end of the year. This increase in cash levels caused increased borrowings in the federal funds market. This trend was reversed during 2000, and by the fourth quarter, the Bank was selling excess funds in the federal funds market. At times, the Bank is a participant in the federal funds market, either as a borrower or seller. Federal funds are generally borrowed or sold for one-day periods. The Bank also has the ability to utilize short term advances from the Federal Home Loan Bank ("FHLB") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2000 and 1999, and short term advances were used during 2000. No discount window borrowings were utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found immediately below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

Throughout 2000, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's liquidity position during 2000 was considerably different than in 1999. The Company averaged net federal funds borrowed of $7.7 million during 2000, compared to $1.5 million during 1999. However, by the end of 2000, the Company was selling federal funds averaging in excess of $15 million. These changes were a result of timing differences between loan and deposit growth. In addition, during the first quarter of 2000, the additional borrowings incurred to fund excess cash carried during the fourth quarter of 1999 were repaid as cash levels were reduced.

The Bank monitors its liquidity position regularly, and is in compliance with regulatory guidelines for liquidity. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and a line of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

                                   Page A-10

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Bank policies place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on 12 months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2000, the Company would expect a maximum potential reduction in net interest margin of less than 5% if market rates increased under an immediate and sustained parallel shift of 200 basis points.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2000 and 1999.



                                   Page A-11

------------------------------------------------------------------------------------------------------------------------------------
                                                     FINANCIAL INSTRUMENTS AT DECEMBER 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                     Principal Amount Maturing In:
                                    -----------------------------------------------------------------------               Fair Value
RATE-SENSITIVE ASSETS:                 2001       2002        2003        2004        2005      Thereafter     Total       12/31/00
------------------------------------------------------------------------------------------------------------------------------------
Fixed rate loans                    $  35,888   $ 22,685    $ 21,013    $ 24,829    $ 28,328     $ 82,218    $ 214,961     $ 216,148
Average interest rate                     8.5%       8.6%        8.5%        8.1%        7.9%         8.0%         8.2%
Variable rate loans                 $  38,942   $ 13,061    $ 10,731    $  8,504    $  7,258     $ 45,050    $ 123,546     $ 123,515
Average interest rate                    10.0%       9.6%        9.1%        8.6%        8.1%         9.5%         9.5%
Fixed rate investments              $  26,016   $ 17,102    $  7,144    $  3,680    $  2,876     $  9,285    $  66,103     $  66,511
Average interest rate                     5.7%       5.8%        5.5%        5.6%        5.5%         5.8%         5.7%
Variable rate investments           $     423   $    419    $    419    $    419    $    344     $  2,506    $   4,530     $   4,549
Average interest rate                     7.6%       7.6%        7.6%        7.6%        7.6%         7.6%         7.6%
Other interest earning assets       $  22,919                                                                $  22,919     $  22,919
Average interest rate                     6.3%                                                                     6.3%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                                       $ 52,555    $  52,555     $  52,555
Savings & interest bearing
    demand                          $ 171,193                                                                $ 171,193     $ 171,193
Average interest rate                     3.3%                                                                     3.3%
Time deposits                       $ 118,861   $ 38,888    $ 14,978    $  7,248    $  4,228     $      6    $ 184,209     $ 185,022
Average interest rate                     5.8%       6.4%        6.4%        6.4%        6.8%         5.8%         6.0%
Fixed rate borrowings               $     319   $  2,342    $  7,368    $    396    $    425     $  1,478    $  12,328     $  12,545
Average interest rate                     6.2%       6.9%        7.0%        6.2%        6.2%         6.2%         6.8%
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                     FINANCIAL INSTRUMENTS AT DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
In thousands of dollars                                     Principal Amount Maturing In:
                                    -----------------------------------------------------------------------               Fair Value
RATE-SENSITIVE ASSETS:                 2000       2001        2002        2003        2004      Thereafter     Total       12/31/00
------------------------------------------------------------------------------------------------------------------------------------
Fixed rate loans                    $  41,945   $ 21,440    $ 19,747    $ 17,447    $ 24,044     $ 78,957    $ 203,580     $ 201,826
Average interest rate                     7.8%       8.5%        8.2%        8.1%        7.9%         7.5%         7.8%
Variable rate loans                 $  26,972   $ 14,139    $  9,056    $  6,255    $  6,486     $ 41,779    $ 104,687     $ 104,644
Average interest rate                     9.3%       8.9%        8.7%        8.2%        8.2%         8.9%         8.9%
Fixed rate investments              $  20,082   $ 24,442    $ 12,589    $  7,240    $  3,180     $  8,190    $  75,723     $  74,981
Average interest rate                     5.8%       5.8%        5.6%        5.5%        5.5%         5.6%         5.8%
Variable rate investments           $     784   $    784    $    784    $    783    $    297     $  1,948    $   5,380     $   5,366
Average interest rate                     6.3%       6.3%        6.3%        6.3%        6.3%         6.3%         6.3%
Other interest earning assets       $   1,576                                                                $   1,576     $   1,576
Average interest rate                     8.0%                                                                     8.0%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                                       $ 46,829    $  46,829     $  46,829
Savings & interest bearing
    demand                          $ 170,275                                                                $ 170,275     $ 170,275
Average interest rate                     2.9%                                                                     2.9%
Time deposits                       $  97,272   $ 27,660    $ 10,045    $  4,588    $  4,172     $      2    $ 143,739     $ 143,410
Average interest rate                     5.2%       5.4%        5.6%        5.7%        6.2%         3.7%         5.3%
Fixed rate borrowings               $     296   $    319    $    342    $    368    $    396     $  1,903    $   3,624     $   3,456
Average interest rate                     6.2%       6.2%        6.2%        6.2%        6.2%         6.2%         6.2%
Other interest bearing liabilities  $  19,300                                                                $  19,300     $  19,300
Average interest rate                     5.9%                                                                     5.9%
------------------------------------------------------------------------------------------------------------------------------------

The Company's primary market risk exposure decreased somewhat from 1999 to 2000, based on data supplied by its measurement systems. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The Committee's policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee of the Bank is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.



                                   Page A-12

The Funds Management policy of the Bank provides for a level of interest sensitivity which, Management believes, allows the Bank to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Bank to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2000. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

----------------------------------------------------------------------------------------------------------------------------------
                                             INTEREST SENSITIVITY SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Over 10
In thousands of dollars                                    0-3 Mo.      4-12 Mo.      1-5 Yrs     5-10 Yrs     Years       Total
----------------------------------------------------------------------------------------------------------------------------------
Securities                                               $   32,902    $   20,990    $  30,802    $  8,985   $    300    $  93,979
Loans                                                        84,188        37,770      146,595      56,141     13,813      338,507
----------------------------------------------------------------------------------------------------------------------------------
    Total earning assets                                 $  117,090    $   58,760    $ 177,397    $ 65,126   $ 14,113    $ 432,486

Negotiated rate time deposits of $100,000 or more        $   21,073    $   11,433    $  13,939                           $  46,445
Other interest bearing deposits                             208,547        49,001       51,403    $      6                 308,957
Other borrowings                                                 -            319       10,531       1,478                  12,328
----------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities                   $  229,620    $   60,753    $  75,873    $  1,484               $ 367,730
----------------------------------------------------------------------------------------------------------------------------------
Net asset (liability) interest sensitivity exposure      $ (112,530)   $   (1,993)   $ 101,524    $ 63,642   $ 14,113    $  64,756

Cumulative net asset (liability) exposure                $ (112,530)   $ (114,523)   $ (12,999)   $ 50,643   $ 64,756
Cumulative ratio of asset to liability exposure                0.51          0.61         0.96        1.14       1.18    to one
Cumulative exposure as a percent of total assets              -24.0%        -24.4%        -2.8%       10.8%      13.8%
----------------------------------------------------------------------------------------------------------------------------------

CAPITAL RESOURCES

It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. These dividends have resulted in a dividend yield of approximately 2.76% and 2.81% in 2000 and 1999, respectively. Five percent stock dividends were paid to shareholders in 2000, 1999 and 1998. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

The ratios of average equity to average assets of the Bank and the Company declined slightly during 2000, as average capital grew at a slower pace than did average assets. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. Capitalization of the de novo bank in 2001 from the equity of the Bank will reduce excess capital at the Bank, although consolidated equity will not be impacted by the acquisition. Growth through entry into this new market will help to better utilize existing capital. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company, and the Company and the Bank are considered to be well-capitalized by their regulators.

The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders.

                                   Page A-13

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

The Financial Accounting Standards Board ("FASB") has proposed changes that would discontinue the amortization of intangible assets held by companies. If the proposal is adopted, the Company would discontinue amortization of intangible assets carried on its balance sheet, resulting in an increase in pre-tax earnings. The Company would then evaluate the intangibles on a regular basis for impairment, and reduce the carrying value accordingly, if required. Currently, amortization of intangible assets by the Company results in a pre-tax charge to earnings annually of approximately $400,000. The Company will continue to amortize the remaining goodwill using current guidelines until this proposed change is approved for adoption by FASB.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses, and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgements and statements of belief as to the outcome of future events. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.



                                   Page A-14

 STATEMENT OF MANAGEMENT'S RESPONSIBILITY



                           [UNITED BANCORP INC. LOGO]



 Financial Statements
 The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

 The financial statements have been audited by the independent accounting firm of Crowe, Chizek and Company LLP, ("Crowe Chizek") which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. Crowe Chizek's audit report is presented on the following page.

 Internal Control
 The Company maintains internal controls over financial reporting which is designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The internal controls contain self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its audit committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even effective internal controls, no matter how well designed, have inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of internal controls may vary over time.

 The Company has assessed its internal controls as of December 31, 2000. Based on its assessment, the Company believes that, as of December 31, 2000, the internal controls over financial reporting are adequate and appropriate.

 UNITED BANCORP, INC.



 David S. Hickman                               Robert K. Chapman
 Chairman and Chief Executive Officer           Vice Chairman




 John J. Wanke                                  Dale L. Chadderdon
 President and Chief Operating Officer          Senior Vice President, Secretary
                                                and Treasurer

 Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
              Phone 517.423.8373 - Fax 517.423.4176 - www.ubat.com

  ADRIAN - BLISSFIELD - CLINTON - DEVILS LAKE - DUNDEE - HUDSON - MANCHESTER -
                          MORENCI - SALINE - TECUMSEH





                                    Page A-15

 REPORT OF INDEPENDENT AUDITORS
 United Bancorp, Inc. and Subsidiary


                              [CROWE CHIZEK LOGO]





         Shareholders and Board of Directors
         United Bancorp, Inc.
         Tecumseh, Michigan


         We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

         As disclosed in Note 1, on October 1, 1999 the Company changed its method of accounting for derivative instruments and hedging activities to comply with new accounting guidance.



                                              /s/ Crowe, Chizek and Company LLP
                                              Crowe, Chizek and Company LLP


         Grand Rapids, Michigan
         January 18, 2001


                                   Page A-16

 CONSOLIDATED BALANCE SHEETS
 United Bancorp, Inc. and Subsidiary

----------------------------------------------------------------------------------------------------------------------------
                                                                                                         December 31,
                                                                                                   -------------------------
 In thousands of dollars                                                                             2000           1999
----------------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and demand balances in other banks                                                           $ 16,822        $ 17,469
 Federal funds sold                                                                                  21,300               -
----------------------------------------------------------------------------------------------------------------------------
 Total cash and cash equivalents                                                                     38,122          17,469

 Securities available for sale                                                                       72,679          81,923

 Loans held for sale                                                                                  1,156             154
 Portfolio loans                                                                                    337,351         308,113
----------------------------------------------------------------------------------------------------------------------------
 Total loans                                                                                        338,507         308,267
 Less allowance for loan losses                                                                       4,032           3,300
----------------------------------------------------------------------------------------------------------------------------
 Net loans                                                                                          334,475         304,967

 Premises and equipment, net                                                                         13,431          13,116
 Accrued interest receivable and other assets                                                        10,154          10,046
----------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                                      $468,861        $427,521
============================================================================================================================

 LIABILITIES
 Deposits
      Noninterest bearing deposits                                                                 $ 52,555        $ 46,829
      Interest bearing certificates of deposit of $100,000 or more                                   46,445          32,445
      Other interest bearing deposits                                                               308,957         281,569
     -----------------------------------------------------------------------------------------------------------------------
 Total deposits                                                                                     407,957         360,843

 Short term borrowings                                                                                    -          19,300
 Other borrowings                                                                                    12,328           3,624
 Accrued interest payable and other liabilities                                                       3,522           2,790
----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                                  423,807         386,557
----------------------------------------------------------------------------------------------------------------------------

 SHAREHOLDERS' EQUITY
 Common stock and paid in capital, no par value; 5,000,000 shares authorized,
      1,911,603 shares issued and outstanding in 2000 and 1,819,193 in 1999                          28,399          23,919
 Retained earnings                                                                                   16,374          17,544
 Accumulated other comprehensive income (loss), net of tax                                              281            (499)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL SHAREHOLDERS' EQUITY                                                                          45,054          40,964
----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $468,861        $427,521
============================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-17

 CONSOLIDATED STATEMENTS OF INCOME
 United Bancorp, Inc. and Subsidiary

----------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ended December 31,
                                                                                    ----------------------------------------
 In thousands of dollars, except per share data                                       2000           1999            1998
----------------------------------------------------------------------------------------------------------------------------
 INTEREST INCOME
 Loans
      Taxable                                                                       $ 28,835        $24,304        $ 23,356
      Tax exempt                                                                         113             91              76
 Securities
      Taxable                                                                          2,824          3,171           3,166
      Tax exempt                                                                       1,607          1,757           1,886
 Federal funds sold                                                                      170             85             509
----------------------------------------------------------------------------------------------------------------------------
 Total interest income                                                                33,549         29,408          28,993
----------------------------------------------------------------------------------------------------------------------------

 INTEREST EXPENSE
 Certificates of deposit of $100,000 or more                                           2,302          1,595           1,976
 Other deposits                                                                       12,159          9,876          10,367
 Short term borrowings                                                                   723            178              37
 Other borrowings                                                                        716            605             652
----------------------------------------------------------------------------------------------------------------------------
 Total interest expense                                                               15,900         12,254          13,032
----------------------------------------------------------------------------------------------------------------------------
 NET INTEREST INCOME                                                                  17,649         17,154          15,961
 Provision for loan losses                                                             1,129          1,260           1,248
----------------------------------------------------------------------------------------------------------------------------
 NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                  16,520         15,894          14,713
----------------------------------------------------------------------------------------------------------------------------

 NONINTEREST INCOME
 Service charges on deposit accounts                                                   2,303          2,054           1,657
 Trust & Investment fee income                                                         2,797          2,152           1,605
 Gains on securities transactions                                                          4             28              54
 Loan sales and servicing                                                                444            547           1,071
 Sales of nondeposit investment products                                                 648            649             437
 Other income                                                                          1,200            712             576
----------------------------------------------------------------------------------------------------------------------------
 Total noninterest income                                                              7,396          6,142           5,400
----------------------------------------------------------------------------------------------------------------------------

 NONINTEREST EXPENSE
 Salaries and employee benefits                                                        8,811          8,389           7,128
 Occupancy and equipment expense, net                                                  2,842          2,460           2,434
 Other expense                                                                         4,443          4,253           3,646
----------------------------------------------------------------------------------------------------------------------------
 Total noninterest expense                                                            16,096         15,102          13,208
----------------------------------------------------------------------------------------------------------------------------
 INCOME BEFORE FEDERAL INCOME TAX                                                      7,820          6,934           6,905
 Federal income tax                                                                    2,194          1,819           1,803
----------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                                         $  5,626        $ 5,115        $  5,102
============================================================================================================================

 Basic and diluted earnings per share                                               $   2.93        $  2.67        $   2.67
----------------------------------------------------------------------------------------------------------------------------

 The accompanying notes are an integral part of these consolidated financial statements.


                                   Page A-18

 CONSOLIDATED STATEMENTS OF CASH FLOWS
 United Bancorp, Inc. and Subsidiary

----------------------------------------------------------------------------------------------------------------------------
                                                                                        For the years ended December 31,
                                                                                    ----------------------------------------
 In thousands of dollars                                                               2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                                         $  5,626       $  5,115        $  5,102

 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
 Depreciation and amortization                                                         2,067          1,877           1,635
 Provision for loan losses                                                             1,129          1,260           1,248
 Change in loans held for sale                                                        (1,002)           381            (394)
 Gain on securities transactions                                                          (4)           (28)            (54)
 Change in accrued interest receivable and other assets                                 (375)          (468)           (874)
 Change in accrued interest payable and other liabilities                                657             30            (251)
----------------------------------------------------------------------------------------------------------------------------
 Total adjustments                                                                     2,472          3,052           1,310
----------------------------------------------------------------------------------------------------------------------------
 Net cash from operating activities                                                    8,098          8,167           6,412
----------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Securities available for sale
      Purchases                                                                       (5,353)       (16,556)        (30,474)
      Sales                                                                                -              -           3,035
      Maturities and calls                                                            11,981         18,697           4,913
      Principal payments                                                               3,637          7,149           6,642
 Securities held to maturity
      Purchases                                                                            -         (2,298)        (14,406)
      Maturities and calls                                                                 -          5,021          14,696
 Net increase in portfolio loans                                                     (30,179)       (39,264)         (5,513)
 Net premises and equipment expenditures                                              (1,808)        (3,028)         (1,806)
 Cash received for net liabilities assumed in acquisition of branch                        -         17,590               -
----------------------------------------------------------------------------------------------------------------------------
 Net cash from investing activities                                                  (21,722)       (12,689)        (22,913)
----------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Net change in deposits                                                               47,114          3,553          20,432
 Net change in short term borrowings                                                 (19,300)        15,426          (1,068)
 Principal payments on other borrowings                                               (5,296)        (7,276)         (3,000)
 Proceeds from other borrowings                                                       14,000              -           3,900
 Proceeds from common stock transactions                                                 178            171             164
 Dividends paid                                                                       (2,419)        (2,231)         (1,985)
----------------------------------------------------------------------------------------------------------------------------
 Net cash from financing activities                                                   34,277          9,643          18,443
----------------------------------------------------------------------------------------------------------------------------
 NET CHANGE IN CASH AND CASH EQUIVALENTS                                              20,653          5,121           1,942
 Cash and cash equivalents at beginning of year                                       17,469         12,348          10,406
----------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $ 38,122       $ 17,469        $ 12,348

 SUPPLEMENTAL DISCLOSURES:
 Interest paid                                                                      $ 15,322       $ 12,333        $ 13,323
 Income tax paid                                                                       2,575          1,900           2,000
 Securities transferred from held to maturity to available for sale                        -         34,176               -
 Loans transferred to other real estate                                                  544            106               -
 Increase in deposits from branch acquisitions                                             -         20,023               -
 Goodwill resulting from branch acquisitions                                               -          2,433               -


 The accompanying notes are an integral part of these consolidated financial statements.



                                   Page A-19

 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
 United Bancorp, Inc. and Subsidiary

----------------------------------------------------------------------------------------------------------------------------
 For the years ended December 31, 2000, 1999, 1998                    Common        Retained
 IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA         Shares        Stock (1)     Earnings       AOCI (2)         Total
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1997                             1,646,030     $ 16,366      $ 18,867          $ 233        $ 35,466

 Net income, 1998                                                                      5,102                          5,102
 Other comprehensive income:
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                              87              87
                                                                                                                    -------
 Total comprehensive income                                                                                           5,189

 Cash dividends declared, $1.077 per share                                            (2,053)                        (2,053)
 Five percent stock dividend declared                      82,298        3,292        (3,292)                             -
 Common stock transactions                                  2,152           94                                           94
 Director and management deferred stock plans                               85           (17)                            68
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1998                             1,730,480     $ 19,837      $ 18,607          $ 320        $ 38,764

 Net income, 1999                                                                      5,115                          5,115
 Other comprehensive income (loss):
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                            (976)
      Net cumulative effect of adopting SFAS No. 133                                                    157
                                                                                                    -------
 Total other comprehensive income (loss)                                                                               (819)
                                                                                                                    -------
 Total comprehensive income                                                                                           4,296

 Cash dividends declared, $1.188 per share                                            (2,267)                        (2,267)
 Five percent stock dividend declared                      86,512        3,893        (3,893)                             -
 Common stock transactions                                  2,201          100                                          100
 Director and management deferred stock plans                               89           (18)                            71
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1999                             1,819,193     $ 23,919      $ 17,544          $(499)       $ 40,964

 Net income, 2000                                                                      5,626                          5,626
 Other comprehensive income:
      Net change in unrealized gains (losses) on
         securities available for sale, net                                                             780             780
                                                                                                                    -------
 Total comprehensive income                                                                                           6,406

 Cash dividends declared, $1.306 per share                                            (2,494)                        (2,494)
 Five percent stock dividend declared                      90,892        4,272        (4,272)                             -
 Common stock transactions                                  1,518           78                                           78
 Director and management deferred stock plans                              130           (30)                           100
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 2000                             1,911,603     $ 28,399      $ 16,374          $ 281        $ 45,054
----------------------------------------------------------------------------------------------------------------------------

(1)  Includes Paid In Capital
(2)  Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-20

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 United Bancorp, Inc. and Subsidiary

 NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS AND BASIS OF PRESENTATION
 The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiary, United Bank & Trust ("Bank"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, insurance, and trust and investment services, with operations conducted through its main office and fourteen offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

 USE OF ESTIMATES
 The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

 SECURITIES
 Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income (loss). Other securities such as Federal Home Loan Bank stock are carried at cost.

 As of October 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted in SFAS No. 133, the Company transferred securities with an amortized cost of $34,176,000 and a fair value of $34,413,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during the fourth quarter of 1999.

 Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

 LOANS HELD FOR SALE
 Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.


                                   Page A-21

 LOANS
 Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

 ALLOWANCE FOR LOAN LOSSES
 The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income and reduced by net charge-offs.

 Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

 Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Bank's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectable. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

 PREMISES AND EQUIPMENT
 Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

 OTHER REAL ESTATE OWNED
 Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value. The historical average holding period for such properties is less than eighteen months. As of December 31, 2000 and 1999, other real estate owned totaled $544,000 and $347,000 and is included in other assets on the consolidated balance sheets.



                                   Page A-22

 INTANGIBLE ASSETS
 The value of core deposits acquired in bank and branch acquisitions is amortized on an accelerated method over the expected lives of the related accounts. The excess of purchase price over the fair value of assets and liabilities acquired (goodwill) is amortized on a straight-line basis over fifteen years. The unamortized value of core deposits and goodwill totaled $3,888,000 and $4,296,000 at December 31, 2000 and 1999 and amortization expense totaled $409,000, $367,000 and $257,000 for the years ended December 31, 2000, 1999 and 1998.

 SERVICING RIGHTS
 Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

 LONG-TERM ASSETS
 These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

 INCOME TAX
 The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

 EARNINGS PER SHARE
 Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2000, 1999 and 1998, the Company paid five percent stock dividends. Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends.

 STOCK BASED COMPENSATION
 The method the Company uses to account for stock options requires that compensation expense be recognized to the extent the fair value of the stock exceeds the exercise price of the option at the grant date. Since stock options have exercise prices that are equal to the stock price at the grant date, the Company does not recognize compensation expense when options are granted.

 STATEMENTS OF CASH FLOWS
 For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

 COMPREHENSIVE INCOME
 Comprehensive income consists of net income and other comprehensive income
 (loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.




                                   Page A-23

 INDUSTRY SEGMENT
 The Company and its subsidiary are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

 NOTE 2 - ACQUISITIONS
 On April 17, 1999, the Bank acquired one office and related deposits from Great Lakes National Bank Michigan. Approximately $20.2 million of deposits were assumed. Core deposit premium associated with these deposits is not material. The excess of acquisition cost over fair value of the net assets acquired was $2.4 million. The transaction was accounted for under the purchase method, and intangible assets acquired are being amortized over their estimated economic lives.

 NOTE 3 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS
 The Bank is subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Bank. The amounts of reserve and clearing balances required at December 31, 2000 and 1999 totaled approximately $25,000 and $6,630,000.

 NOTE 4 - SECURITIES
 The fair value and carrying value, if different from fair value, of securities as of December 31, 2000, 1999 and 1998 are as follows:

----------------------------------------------------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE                                                      Fair
 In thousands of dollars                                                           Value          Gains          Losses
----------------------------------------------------------------------------------------------------------------------------
 2000
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 17,499          $  27        $    (28)
 Mortgage backed agency securities                                                    12,266             48             (59)
 Obligations of states and political subdivisions                                     34,838            491             (36)
 Corporate, asset backed and other securities                                          8,076              -             (17)
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 72,679          $ 566        $   (140)
============================================================================================================================

 1999
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 20,236          $  17        $   (318)
 Mortgage backed agency securities                                                    15,796             37            (281)
 Obligations of states and political subdivisions                                     37,869            257            (361)
 Corporate, asset backed and other securities                                          8,022              -            (107)
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 81,923          $ 311        $ (1,067)
============================================================================================================================

 1998
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 26,859          $ 230        $     (6)
 Mortgage backed agency securities                                                    21,233            231             (24)
 Asset backed and other securities                                                    10,376             60              (7)
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 58,468          $ 521        $    (37)
============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
 SECURITIES HELD TO MATURITY                                          Fair                                         Carrying
 In thousands of dollars                                              Value          Gains           Losses          Value
----------------------------------------------------------------------------------------------------------------------------
 1998
----------------------------------------------------------------------------------------------------------------------------
 Tax exempt obligations of states and political subdivisions          $ 36,395       $ 1,081          $ (12)       $ 35,326
 Corporate and taxable municipal securities                              1,604            11              -           1,593
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                $ 37,999       $ 1,092          $ (12)       $ 36,919
============================================================================================================================




                                   Page A-24

 Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                           2000           1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Sales proceeds                                                                    $ -            $ -         $ 3,035
 Gross gains on sales                                                                -              -              54
 Gross gains on calls                                                                5             28               -
 Gross losses on calls                                                              (1)             -               -

 The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

----------------------------------------------------------------------------------------------------------------------------
 SECURITIES                                                                                                         Fair
 In thousands of dollars                                                                                            Value
----------------------------------------------------------------------------------------------------------------------------
 As of December 31, 2000
----------------------------------------------------------------------------------------------------------------------------
 Due in one year or less                                                                                           $ 16,132
 Due after one year through five years                                                                               39,886
 Due after five years through ten years                                                                               7,492
 Due after ten years                                                                                                  7,549
 Equity securities                                                                                                    1,620
----------------------------------------------------------------------------------------------------------------------------
 Total securities                                                                                                  $ 72,679
============================================================================================================================

 Securities carried at $11,244,000 and $21,424,000 as of December 31, 2000 and 1999 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.

 NOTE 5 - LOANS
 The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                            2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Personal                                                                                         $  59,172       $  59,045
 Business, including commercial mortgages                                                           115,155          99,832
 Tax exempt                                                                                           2,030           1,710
 Residential mortgage                                                                               126,612         113,996
 Residential mortgages held for sale                                                                  1,156             154
 Construction                                                                                        34,382          33,530
----------------------------------------------------------------------------------------------------------------------------
 Total loans                                                                                      $ 338,507       $ 308,267
----------------------------------------------------------------------------------------------------------------------------

 NOTE 6 - ALLOWANCE FOR LOAN LOSSES
 An analysis of the allowance for loan losses for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                               2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Balance, January 1                                                                  $ 3,300        $ 2,799         $ 2,467
 Loans charged off                                                                      (485)          (968)         (1,106)
 Recoveries credited to allowance                                                        188            209             190
 Adjustment for credit cards sold                                                       (100)             -               -
 Provision charged to operations                                                       1,129          1,260           1,248
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31                                                                $ 4,032        $ 3,300         $ 2,799
============================================================================================================================





                                   Page A-25

 Information regarding impaired loans for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Average investment in impaired loans                                                $ 1,351        $ 1,574           $ 908
 Interest income recognized on impaired loans                                             36             52              36
 Interest income recognized on a cash basis                                               36             52              36

 Balance of impaired loans at December 31                                            $ 1,323        $ 1,640
      Portion for which no allowance for loan losses is allocated                      1,191          1,101
      Portion for which an allowance for loan losses is allocated                        132            539
      Portion of allowance for loan losses allocated to impaired loans                     7             65
============================================================================================================================

 NOTE 7 - LOAN SERVICING
 Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of mortgage loans serviced for others was $128,269,000 and $124,179,000 at December 31, 2000 and 1999. The balance of loans serviced for others related to servicing rights that have been capitalized was $109,612,000 and $101,161,000 at December 31, 2000 and 1999.

 No valuation allowance was considered necessary at December 31, 2000 and 1999. Unamortized cost of mortgage servicing rights for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                               2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Balance at January 1                                                                  $ 728          $ 646           $ 340
 Amount capitalized                                                                      140            195             468
 Amount amortized                                                                        (88)          (113)           (162)
----------------------------------------------------------------------------------------------------------------------------
 Balance at December 31                                                                $ 780          $ 728           $ 646
============================================================================================================================

 NOTE 8 - PREMISES AND EQUIPMENT
 Depreciation expense was approximately $1,452,000 in 2000, $1,232,000 in 1999 and $1,291,000 in 1998. Premises and equipment as of December 31 consisted of the following:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                              2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Land                                                                                              $  1,581        $  1,607
 Buildings and improvements                                                                          11,257          10,547
 Furniture and equipment                                                                              8,417           7,689
 Computer software                                                                                    1,668           1,342
----------------------------------------------------------------------------------------------------------------------------
 Total cost                                                                                          22,923          21,185
 Less accumulated depreciation                                                                       (9,492)         (8,069)
----------------------------------------------------------------------------------------------------------------------------
 Premises and equipment, net                                                                       $ 13,431        $ 13,116
============================================================================================================================

 NOTE 9 - DEPOSITS
 Information relating to maturities of time deposits as of December 31 is summarized below:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                             2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Within one year                                                                                  $ 118,861       $  97,272
 Between one and two years                                                                           38,888          27,660
 Between two and three years                                                                         14,978          10,045
 Between three and four years                                                                         7,248           4,588
 Between four and five years                                                                          4,228           4,172
 More than five years                                                                                     6               2
----------------------------------------------------------------------------------------------------------------------------
 Total time deposits                                                                              $ 184,209       $ 143,739
============================================================================================================================




                                   Page A-26

 NOTE 10 - SHORT TERM BORROWINGS
 The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $30.0 million from two major correspondent banks to purchase federal funds on a daily basis. There was no outstanding balance at December 31, 2000 and $19.3 million of federal funds purchased outstanding at December 31, 1999.

 The Bank also enters into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury and agency securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. There was no outstanding balance at December 31, 2000 and 1999.

 NOTE 11 - OTHER BORROWINGS
 The Bank carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $12.3 million and $3.6 million at December 31, 2000 and 1999. As of December 31, 2000, the advances consist of $3.3 million at 6.18% due in scheduled payments from 2001 to 2008, $7.0 million at 7.05% due in 2003 and $2.0 million at 7.07% due in 2002. These advances are collateralized by residential mortgage loans and U.S. Treasury and government agency securities under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.

 Maturities and scheduled principal payments over the next five years as of December 31 are shown below.

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                               2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Within one year                                                                                   $    319         $   296
 Between one and two years                                                                            2,342             319
 Between two and three years                                                                          7,368             342
 Between three and four years                                                                           396             368
 Between four and five years                                                                            425             396
 More than five years                                                                                 1,478           1,903
----------------------------------------------------------------------------------------------------------------------------
      Total                                                                                        $ 12,328         $ 3,624
============================================================================================================================

 NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
 The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the consolidated financial statements. The Bank's commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.



                                   Page A-27

 The following table shows the commitments to make loans and the unused lines of credit available to Bank clients at December 31:

----------------------------------------------------------------------------------------------------------------------------
                                                                              2000                        1999
----------------------------------------------------------------------------------------------------------------------------
                                                                      Variable       Fixed        Variable         Fixed
 In thousands of dollars                                                Rate          Rate          Rate            Rate
----------------------------------------------------------------------------------------------------------------------------
 Commitments to make loans                                             $ 1,898       $ 7,241        $ 5,102         $ 3,771
 Unused lines of credit                                                 46,386         1,651         60,033           3,839
 Standby letters of credit                                               2,245             -          1,719               -
============================================================================================================================

 Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2000, the rates for amounts in the fixed rate category ranged from 6.625% to 10.50%.

 NOTE 13 - FEDERAL INCOME TAX
 Income tax expense consists of the following for the years ended December 31:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                               2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Current                                                                             $ 2,500        $ 1,981         $ 1,874
 Deferred                                                                               (306)          (162)            (71)
----------------------------------------------------------------------------------------------------------------------------
 Total income tax expense                                                            $ 2,194        $ 1,819         $ 1,803
============================================================================================================================

 The components of deferred tax assets and liabilities at December 31, are as follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                            2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Deferred tax assets:
 Allowance for loan losses                                                                          $ 1,097        $    848
 Deferred compensation                                                                                  226             184
 Unrealized depreciation on securities available for sale                                                 -             257
 Other                                                                                                  113              53
----------------------------------------------------------------------------------------------------------------------------
 Total deferred tax assets                                                                          $ 1,436        $  1,342

 Deferred tax liabilities:
 Property and equipment                                                                             $  (546)       $   (538)
 Mortgage servicing rights                                                                             (265)           (248)
 Unrealized appreciation on securities available for sale                                              (145)              -
 Other                                                                                                 (248)           (228)
----------------------------------------------------------------------------------------------------------------------------
 Total deferred tax liabilities                                                                     $(1,204)       $ (1,014)
----------------------------------------------------------------------------------------------------------------------------

 Net deferred tax asset (liability)                                                                 $   232        $    328
============================================================================================================================

 No valuation allowance was considered necessary at December 31, 2000 and 1999.

 A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Income taxes at statutory rate of 34%                                               $ 2,659        $ 2,358         $ 2,348
 Effect of non-taxable income, net of nondeductible interest expense                    (497)          (551)           (577)
 Other                                                                                    32             12              32
----------------------------------------------------------------------------------------------------------------------------
 Total federal income tax                                                            $ 2,194        $ 1,819         $ 1,803
============================================================================================================================



                                   Page A-28

 NOTE 14 - RELATED PARTY TRANSACTIONS
 Certain directors and executive officers of the Company and the Bank, including their immediate families and companies in which they are principal owners, are clients of the Bank. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 1999 was $15,290,000. During 2000, new loans to such related parties amounted to $6,639,000 and repayments amounted to $3,516,000, resulting in a balance at December 31, 2000 of $18,413,000. Related party deposits totaled $2,357,000 and $3,095,000 at December 31, 2000 and 1999.

 NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES
 Banking laws and regulations restrict the amount the Bank can transfer to the Company in the form of cash dividends and loans. At December 31, 2000, $14.4 million of retained earnings of the Bank were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Bank to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

 NOTE 16 - EMPLOYEE BENEFIT PLANS
 EMPLOYEE SAVINGS PLAN
 The Bank maintains a 401(k) employee savings plan (plan) which is available to substantially all employees. Individual employees may make contributions to the plan up to 15% of their compensation for 2000, 1999 and 1998. The Bank offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Bank earnings. The Bank's expense for the plan for 2000, 1999 and 1998 was $541,000, $479,000 and $459,000.

 The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,226 shares in 2000, 2,282 shares in 1999 and 2,072 shares in 1998 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

 INCENTIVE COMPENSATION PLAN
 Bonuses for officers and other personnel are administered under an incentive compensation plan that requires a minimum return on assets and equity before any performance incentive award can be made. Bonuses for executive officers consist of both cash and deferred cash payments, while payments for other participants are not deferred. Incentive compensation expense is included in salaries and employee benefits.

 DIRECTOR RETAINER STOCK PLAN
 The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan. The plan provides eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock or cash at the discretion of the participant, in an amount equivalent to the market value of common stock at the time of payment.

 SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
 The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company or of the Bank or another affiliated entity to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.



                                   Page A-29

 STOCK OPTIONS
 In 2000, Shareholders approved the Company's 1999 Stock Option Plan as proposed. The plan is a non- qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price, adjusted for stock dividends, over a specific period of time. The Plan will continue in effect for five years, unless it is extended with the approval of the Shareholders.

 The stock subject to the options is shares of authorized and unissued common stock of the Company. As defined in the plan, options representing no more than 114,450 shares are to be made available to the plan. Options under this plan are granted to directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement. The following is summarized option activity for the plan:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                          Weighted
                                                                            Available       Options        Average
                                                                            for Grant     Outstanding   Exercise Price
----------------------------------------------------------------------------------------------------------------------------
 Balance at April 18, 2000                                                  114,450              -               -
 Options granted                                                            (33,578)        33,578         $ 45.91
----------------------------------------------------------------------------------------------------------------------------
 Balance at December 31, 2000                                                80,872         33,578         $ 45.91
============================================================================================================================

 For stock options outstanding at December 31, 2000, the range of average exercise prices was $45.71 to $50.00 and the weighted average remaining contractual term was 9.4 years. At December 31, 2000, no options were exercisable.

 The following pro forma information presents net income and earnings per share had the fair value method been used to measure compensation cost for stock option grants. The exercise price of the option grants is equivalent to the market value of the underlying stock at the grant date. Accordingly, no compensation cost was recorded for 2000, 1999, and 1998.

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars, except per share data                                2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Net Income                                           As reported               $5,626       $5,115         $5,102
                                                      Pro forma                  5,595        5,115          5,102

 Basic earnings per share                             As reported               $ 2.93       $ 2.67         $ 2.67
                                                      Pro forma                 $ 2.92       $ 2.67         $ 2.67

 Diluted earnings per share                           As reported               $ 2.93       $ 2.67         $ 2.67
                                                      Pro forma                 $ 2.92       $ 2.67         $ 2.67
============================================================================================================================

 The weighted average fair value of options granted in 2000 was $6.65. Fair value was calculated using an option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 6.65%, expected volatility of 7.92%, expected life of 5 years, and expected dividend rate of 3.2%. Volatility was calculated using quarterly stock prices for 34 periods. Fair value was adjusted for the stock dividend paid in 2000.

 For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.


                                   Page A-30

 NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS
 The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

 As of December 31,                                               2000                                       1999
                                                       ----------------------------             ----------------------------
                                                       Carrying                                 Carrying
 In thousands of dollars                                 Value            Fair Value              Value        Fair Value
----------------------------------------------------------------------------------------------------------------------------
 Financial Assets
      Cash and cash equivalents                        $  38,122          $  38,122             $  17,469       $  17,469
      Securities                                          72,679             72,679                81,923          81,923
      Net loans                                          334,475            335,631               304,967         303,170
      Accrued interest receivable                          3,065              3,065                 2,600           2,600

 Financial Liabilities
      Deposit liabilities                              $(407,957)         $(408,770)            $(360,843)      $(360,514)
      Short term borrowings                                 --                 --                 (19,300)        (19,300)
      Other borrowings                                   (12,328)           (12,545)               (3,624)         (3,456)
      Accrued interest payable                            (1,537)            (1,537)                 (958)           (958)
============================================================================================================================


 Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

     Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

     Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

     Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

     Deposit liabilities - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

     Short term borrowings - Carrying value is a reasonable approximation of fair value.

     Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

     Off-balance-sheet financial instruments - The Bank's commitments to extend credit, standby letters of credit, and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

                                   Page A-31

 NOTE 18 - REGULATORY CAPITAL REQUIREMENTS
 The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off- balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average asset.

 The following table shows the Company's capital ratios and amounts compared to regulatory requirements at year end, in thousands of dollars where appropriate.

----------------------------------------------------------------------------------------------------------------------------
                                                                             Minimum for                 Minimum To Be
                                                     Actual             Capital Adequacy (1)         Well Capitalized (2)
                                               -----------------        ----------------------     -------------------------
                                               Amount      Ratio        Amount       Ratio         Amount         Ratio
----------------------------------------------------------------------------------------------------------------------------
 As of December 31, 2000
----------------------------------------------------------------------------------------------------------------------------
 Total capital to risk weighted assets      $ 44,787        14.3%     $ 24,971          8.0%       $ 31,214           10.0%
 Tier I capital to risk weighted assets       40,885        13.1%       12,485          4.0%         18,728            6.0%
 Tier I capital to average assets             40,885         9.2%       17,693          4.0%         22,116            5.0%
============================================================================================================================
============================================================================================================================
 As of December 31, 1999
----------------------------------------------------------------------------------------------------------------------------
 Total capital to risk weighted assets      $ 40,467        14.2%     $ 22,843          8.0%       $ 28,554           10.0%
 Tier I capital to risk weighted assets       37,167        13.0%       11,422          4.0%         17,133            6.0%
 Tier I capital to average assets             37,167         9.2%       16,207          4.0%         20,258            5.0%
----------------------------------------------------------------------------------------------------------------------------

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.
(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

 The actual and required capital ratios of the Company and Bank are approximately the same. The Company and Bank were categorized as well-capitalized at year end 2000 and 1999 by their regulators.

 NOTE 19 - EARNINGS PER SHARE
 A reconciliation of basic and diluted earnings per share follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars, except per share data                                      2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Net income                                                                       $    5,626     $    5,115      $    5,102

 Basic earning per share:
      Weighted average common shares outstanding                                   1,909,675      1,907,808       1,905,629
      Weighted average contingently issuable shares                                    8,201          6,061           4,307
----------------------------------------------------------------------------------------------------------------------------
                                                                                   1,917,876      1,913,869       1,909,937
         Basic earnings per share                                                 $     2.93     $     2.67      $     2.67

 Diluted earnings per share:
      Weighted average common shares outstanding
         from basic earnings per share                                             1,917,876      1,913,869       1,909,937
      Dilutive effect of stock options                                                   206              -               -
----------------------------------------------------------------------------------------------------------------------------
                                                                                   1,918,082      1,913,869       1,909,937
         Diluted earnings per share                                               $     2.93     $     2.67      $     2.67
============================================================================================================================

 Stock options for 1,500 shares of common stock were not considered in computing diluted earnings per share for 2000 because they were not dilutive.



                                   Page A-32

 NOTE 20 - OTHER COMPREHENSIVE INCOME (LOSS)
 Other comprehensive income (loss) components and related taxes were as follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                             2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 Unrealized gains and (losses) on securities available for sale                      $ 1,186       $ (1,450)      $ 178
 Reclassification for amount transferred from held to maturity to
      available for sale upon adoption of SFAS No. 133                                     -            237           -
 Reclassification for realized amount included in income                                  (4)           (28)        (46)
----------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss), before tax effect                             1,182         (1,241)        132
 Tax expense (benefit)                                                                   402           (422)         45
----------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss)                                              $   780       $   (819)      $  87
============================================================================================================================

 NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION
 The condensed financial information for United Bancorp, Inc. is summarized below.

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED BALANCE SHEETS                                                                                December 31,
                                                                                                  --------------------------
 In thousands of dollars                                                                              2000           1999
----------------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and cash equivalents                                                                         $     93        $    140
 Investment in subsidiary                                                                            44,720          40,775
 Other assets                                                                                         1,044             776
----------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                                      $ 45,857        $ 41,691
============================================================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities                                                                                       $    803        $    727
 Shareholders' equity                                                                                45,054          40,964
----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $ 45,857        $ 41,691
============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF INCOME                                                         For the years ended December 31,
                                                                                      --------------------------------------
 In thousands of dollars                                                               2000           1999           1998
----------------------------------------------------------------------------------------------------------------------------
 INCOME
 Dividends from subsidiary                                                           $ 2,590        $ 2,168         $ 1,906
 Other income                                                                              1              1               1
----------------------------------------------------------------------------------------------------------------------------
 TOTAL INCOME                                                                          2,591          2,169           1,907

 TOTAL NONINTEREST EXPENSE                                                               196             57              46
----------------------------------------------------------------------------------------------------------------------------
 Income before undistributed net income of subsidiary and income taxes                 2,395          2,112           1,861
 Income tax benefit                                                                      (66)           (19)            (14)
----------------------------------------------------------------------------------------------------------------------------
 Net income before undistributed net income of subsidiary                              2,461          2,131           1,875
 Equity in undistributed net income of subsidiary                                      3,165          2,984           3,227
----------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                                            5,626          5,115           5,102
 Net change in unrealized gains (losses) on securities held by subsidiary                780           (819)             87
============================================================================================================================
 Other comprehensive income                                                              780           (819)             87
============================================================================================================================
 COMPREHENSIVE INCOME                                                                $ 6,406        $ 4,296         $ 5,189
============================================================================================================================




                                   Page A-33

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF CASH FLOWS                                                    For the years ended December 31,
                                                                                   -----------------------------------------
 In thousands of dollars                                                              2000          1999           1998
----------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                                          $ 5,626        $ 5,115         $ 5,102
 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
      FROM OPERATING ACTIVITIES
 Undistributed net income of subsidiary                                               (3,165)        (2,984)         (3,227)
 Change in other assets                                                                 (268)           (42)            (81)
 Change in other liabilities                                                               1             (3)             12
----------------------------------------------------------------------------------------------------------------------------
 Total adjustments                                                                    (3,432)        (3,029)         (3,296)
----------------------------------------------------------------------------------------------------------------------------
 Net cash from operating activities                                                    2,194          2,086           1,806
----------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from common stock transactions                                                 178            171             164
 Dividends paid                                                                       (2,419)        (2,231)         (1,985)
----------------------------------------------------------------------------------------------------------------------------
 Net cash from financing activities                                                   (2,241)        (2,060)         (1,821)
----------------------------------------------------------------------------------------------------------------------------

 NET CHANGE IN CASH AND CASH EQUIVALENTS                                                 (47)            26             (15)
 Cash and cash equivalents at beginning of year                                          140            114             129
----------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $    93        $   140         $   114
============================================================================================================================


 NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)
 Quarterly financial information is summarized below.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   Earnings Per Share
                                                        Interest    Net Interest     Net          ------------------
 In thousands of dollars, except per share data         Income       Income        Income        Basic          Diluted
----------------------------------------------------------------------------------------------------------------------------
 2000
      First Quarter                                      $  7,919     $  4,347       $ 1,235         $ 0.64          $ 0.64
      Second Quarter                                        8,337        4,437         1,568           0.82            0.82
      Third Quarter                                         8,508        4,385         1,377           0.72            0.72
      Fourth Quarter                                        8,785        4,480         1,446           0.75            0.75
----------------------------------------------------------------------------------------------------------------------------
      Full Year                                          $ 33,549     $ 17,649       $ 5,626         $ 2.93          $ 2.93

 1999
      First Quarter                                      $  7,075     $  4,157       $ 1,231         $ 0.64          $ 0.64
      Second Quarter                                        7,220        4,274         1,248           0.65            0.65
      Third Quarter                                         7,463        4,363         1,340           0.70            0.70
      Fourth Quarter                                        7,650        4,360         1,296           0.68            0.68
----------------------------------------------------------------------------------------------------------------------------
      Full Year                                          $ 29,408     $ 17,154       $ 5,115         $ 2.67          $ 2.67
============================================================================================================================

 During the second quarter of 2000, the Bank sold its portfolio of credit card loans, contributing gains, net of tax, of $203,000.





                                   Page A-34

                                   EXHIBIT B
                              UNITED BANCORP, INC.
                                  AUDIT POLICY

Internal auditing is that management function which independently evaluates the adequacy, effectiveness and efficiency of the systems of control within an organization, the risks inherent in the systems, and the quality of ongoing operations.

A system of internal control, when properly implemented and maintained, is designed to:

   1. Provide reasonable assurance that assets are safeguarded, information is timely and reliable, and errors and irregularities are discovered and corrected promptly.

   2.  Promote operational efficiency.

   3. Encourage compliance with managerial policies, laws, regulations, and sound fiduciary principles.

To achieve this end, the Board of Directors allocates sufficient resources to the audit function and adopts the following Audit Policy:

I. Audit & Compliance Committee

   On an annual basis, the CEO, with the approval of the Board of Directors, shall appoint an Audit & Compliance Committee (Committee), which shall monitor and supervise the audit function. The primary function of the Committee is to assist the board in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and all audit processes.

   A.  Committee Structure

       The Committee will be made up of at least five Independent Board members, none of which is an officer/director. At least three of the Committee members must be financially literate, with one of the three having accounting or related financial management experience (this may include being or having been a CEO, CFO or other senior officer with financial oversight responsibilities). Annually, at the February Committee meeting, the Committee will elect a chairperson whose term shall begin with the June Audit & Compliance Committee meeting. An individual may serve as chairperson for a maximum term of three consecutive years.

   B.  Responsibilities of the Audit & Compliance Committee

       1. Bi-Monthly, at scheduled meetings:

          a. Review areas of concern and problem areas as reported by the Internal or External Auditors.

          b. Review Internal Audit plan, and progress toward meeting the plan.

          c. Review audit reports prepared by the Internal Auditor on the results of each audit performed.

          d. Review any other reports or special studies prepared by the Internal or External Auditors.


                                    Page B-1

          e. Review any disputes regarding the adequacy of management's response to audit findings for arbitration/resolution.

          f. Review and evaluate compliance review material in accordance with the procedures provided in the Compliance Review Committee Policy.

       2. Quarterly, oversee the quarterly SEC financial reporting (10-Q) process. The Chairperson of the Audit Committee, through quarterly communication with management and the external auditors, will review and discuss the quarterly financial statements prior to the filing of the Form 10-Q. A report of this communication shall be provided to the full Committee at the next scheduled meeting of the Audit & Compliance Committee.

       3. Semiannually, at scheduled meetings - review the risk-based analysis performed by the Internal Auditor.

       4. Annual Responsibilities:

          a. Review and update the Audit Policy.

          b. Review and approve management's recommendation concerning the selection of a CPA firm for the external audit of the consolidated financial statements of the corporation and the bank. Recommend the external auditors to the Board of Directors for approval.

          c. Review and discuss with management and the external auditors, the annual financial statements and related footnotes and the external auditor's audit of and report on the financial statements. Recommend to the Board of Directors that the audited financial statements be included in the form 10-K.

          d. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities and how those responsibilities were fulfilled.

II.  Internal Auditor

     The Board of Directors shall designate an individual as Auditor who will be responsible for the internal audit function. This individual reports functionally to the Audit & Compliance Committee and administratively to the Chief Financial Officer of the bank. This accountability precludes the Auditor from the normal operation of the bank that may conflict with the need for independence.

     The Auditor will assume the following responsibilities:

     A.  Audit Program

         1. Creation - The Auditor shall prepare formal audit programs that cover all significant organizational activities. These programs shall include guidelines detailing the frequency, scope, and account confirmations of individual audits.

              The audit procedures shall provide sufficient and competent evidential matter to support conclusions regarding the adequacy, effectiveness, and efficiency of the systems of control and the quality of on-going operations. These procedures shall include testing all significant bank policies.

                                    Page B-2

         2. Maintenance - The Auditor shall continually evaluate the effectiveness of the audit programs and implement changes to maintain adequate and effective coverage of audit areas.

         3. Risk Analysis - The audit programs shall be consistent with the procedures inherent in a risk based audit program, assigning relative importance to audit functions based on anticipated risk. The Risk Analysis will be used to quantify risk and exposure associated with each audit area to facilitate the determination of the audit frequency and development of the associated audit plan.

     B.  Secretary of Audit & Compliance Committee

         The Auditor, although not a member of the Audit & Compliance Committee, shall attend meetings as requested by the Chairperson, shall serve as recording secretary, and shall prepare and distribute minutes of all official meetings of the Committee.

     C.  Reporting Requirements

         1.   Management Reporting

              a. The Auditor shall prepare a formal report of the scope and results of each audit performed. The audit findings shall be conveyed in a timely manner to the managers responsible for corrective measures. The Bank shall require management to respond in a formal manner to adverse audit findings and to take appropriate corrective action.

              b. For audits with a grade of two (2) or higher, a follow-up meeting will be held to discuss the audit findings and management's response. This meeting is to clear any misunderstandings and also to set target dates for corrections.

              c. If there are significant audit findings between regular meetings, it is the Auditor's responsibility to inform senior management and, if necessary, arrange a special meeting to disclose the findings to the Audit & Compliance Committee.

         2.   Audit & Compliance Committee Reporting

              The Auditor shall also prepare written reports to the Committee according to the schedule below. Such reports shall be made available to the Audit & Compliance Committee for their review bi-monthly prior to Board of Director meetings or scheduled Committee meetings.

              a.  Bi-Monthly:

                  1) Audit Reports - The Auditor shall provide a report of each system and department audit, including management's responses.

                  2) Other Reports - The Auditor shall also submit any other reports and special studies requested by the Committee.

                  3) Board Reports - The Audit & Compliance Committee Chairperson shall summarize the Auditor's reports for presentation to the Board of Directors at its monthly meetings.

              b.  Semiannually:

                                    Page B-3

              1) Risk Analysis - Semiannually, the Auditor will perform a risk-based analysis of the various audit areas of the bank. Following review by senior management, the Auditor will present the analysis to the Committee for review.

III. External Audit

     A.  Audit of Entire Bank

         The Board of Directors shall engage the services of a qualified Certified Public Accounting firm to perform an external opinion audit of the Bank on an annual basis. The Audit & Compliance Committee will ascertain that the external auditor views the board of directors as its client, that it will be available to the board at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues. The selection of the firm will be based upon the recommendation of the Audit & Compliance Committee and executive management.

     B.  Special Audits

         Based on the recommendations of Management and their own observations, the Committee may recommend to the Board the engagement of a CPA firm for special audits of the Bank. These audits may include, but are not limited to:

         1.  Trust & Investment Group

         2.  Information Systems

         3.  Employee Benefit Plan

     C.  Reports and Findings

         As directed by the Compliance Review Policy, the Audit & Compliance Committee shall review and evaluate all reports and findings from external audits and examinations and loan and quality control reviews.



                                    Page B-4

                          [UNITED BANCORP, INC. LOGO]

--------------------------------------------------------------------------------
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2001
--------------------------------------------------------------------------------


The undersigned hereby appoints David S. Hickman and John J. Wanke, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. ("Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 17, 2001 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.

------------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSAL 1
------------------------------------------------------------------------------------------------------------------------------------
To elect four directors to serve as         To elect one director to serve as          To elect two directors to serve as
"Class I Directors" until the 2004          "Class II Director" until the 2002         "Class III Directors" until the 2003
Annual Meeting of Shareholders, or          Annual Meeting of Shareholders, or         Annual Meeting of Shareholders, or
until their successors have been            until their successor has been             until their successors have been
elected and qualified:                      elected and qualified:                     elected and qualified:
------------------------------------------------------------------------------------------------------------------------------------
     Class I Director Nominees:                   Class II Director Nominee:                 Class III Director Nominees:
------------------------------------------------------------------------------------------------------------------------------------
          JAMES C. LAWSON                             PATRICIA M. GARCIA                           ROBERT K. CHAPMAN
          DONALD J. MARTIN                                                                          GEORGE H. CRESS
          DAVID E. MAXWELL
          CHRIS L. MCKENNEY
------------------------------------------------------------------------------------------------------------------------------------
                                                          Mark only one box
| |      FOR all nominees                                  | |  FOR, except vote withheld from the following nominees:

| |      WITHHELD from all nominees                       -----------------------------------------------------------------

                                                          -----------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSAL 2
To ratify the appointment of Crowe, Chizek and Company, LLP as independent auditors.

| |      FOR                                                | |      AGAINST                                | |   ABSTAIN
------------------------------------------------------------------------------------------------------------------------------------

                                                               Witness my hand and seal this         day of              , 2001.
                                                                                             -------        -------------

                                                               -------------------------------------------------------------
                                                                                           (Signature)

                                                               -------------------------------------------------------------
                                                                                           (Signature)
------------------------------------------------------------------------------------------------------------------------------------
           Note: Please sign exactly as your name appears on this Proxy. If  signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.
------------------------------------------------------------------------------------------------------------------------------------

Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 - Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com
